Exhibit 10.42

*** Text Omitted and Filed Separately with the Securities Exchance Commission

Confidential Treatment Requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406

LONG TERM PRODUCT SUPPLY AGREEMENT

between

VIVINT SOLAR DEVELOPER, LLC

and

ENPHASE ENERGY, INC.

Dated as of August 11, 2014

ARTICLE 1 DEFINITIONS AND GENERAL PROVISIONS		2

1.1	Definitions and Rules of Interpretation	2
1.2	Term	2
1.3	Effect of this Agreement on the Original Agreement	2
1.4	No Obligations Until Delivery of a Purchase Order	2

ARTICLE 2 PRODUCT SUPPLY		2

2.1	Purchase Orders and Scope of Product Supply	2
2.2	Rolling Forecasts	5
2.3	Annual Volumes	7
2.4	Modification of Product Specifications; New Products	7
2.5	No Stand-Alone Product Sales	8
2.6	Branding	8

ARTICLE 3 UNIT PRICE AND PAYMENT TERMS		8

3.1	Unit Price; Favored Customer Pricing	8
3.2	Inclusions and Exclusions from Unit Prices	9
3.3	Invoices	9
3.4	Payment	9
3.5	Notice of Payment Disputes	10
3.6	Late Payments	10
3.7	Reconciliation	10
3.8	Payments Not Acceptance of Products	10
3.9	Taxes	10

ARTICLE 4 DELIVERY SCHEDULING		11

4.1	Delivery Scheduling and Coordination	11
4.2	Preferential Deliveries to Buyer	13

ARTICLE 5 DELIVERY, ACCEPTANCE AND REJECTION, TITLE AND RISK OF LOSS		13

5.1	Delivery of Products, Shipment Protocol and Packaging	13
5.2	Rejection of Products; Deemed Acceptance	15
5.3	Transfer and Warranty of Title	16
5.4	No Liens	16
5.5	Risk of Loss	17
5.6	Serial Defects, Recalls	17

ARTICLE 6 INSPECTIONS AND TECHNICAL ASSISTANCE		18

6.1	Buyer Inspections and Testing	18
6.2	Seller Technical Assistance	19

ARTICLE 7 WARRANTIES		19

7.1	Warranty	19
7.2	Warranty Transferable	20
7.3	Warranty Upgrades	20

ARTICLE 8 INDEMNIFICATION AND INSURANCE		20

8.1	Seller’s General Indemnity	20
8.2	Seller’s Hazardous Materials Indemnity	20
8.3	Seller’s Intellectual Property Rights Indemnity	21
8.4	Seller’s Lien Indemnity	21
8.5	Seller’s Laws, Standards and Codes Indemnity	21
8.6	Buyer’s General Indemnity	21
8.7	Notice of Claim	22
8.8	Term of Indemnities	22
8.9	Insurance	22
8.10	Setoff	22

ARTICLE 9 COMPLIANCE WITH LAWS AND STANDARDS AND CODES		23

9.1	Generally	23
9.2	Changes in Law	23

ARTICLE 10 DEFAULT, TERMINATION AND SUSPENSION		24

10.1	Events of Default	24
10.2	Remedies for Event of Default	26
10.3	Termination for Force Majeure	26
10.4	Limited Continuation at Buyer’s Election	26

ARTICLE 11 LIMITATIONS AND EXCLUSIONS ON LIABILITY		26

11.1	Limitation on Consequential Damages	26
11.2	Limitation on Aggregate Liability	27
11.3	Exclusions from Limitations	27
11.4	No Limitation on Remedies	27
11.5	Supremacy	27

ARTICLE 12 REPRESENTATIONS AND WARRANTIES		27

12.1	Representations and Warranties by Seller	27
12.2	Representations and Warranties by Buyer	29

ARTICLE 13 DISPUTE RESOLUTION		30

13.1	Dispute Resolution, Consent to Jurisdiction and Equitable Remedies	30
13.2	Continued Performance During Dispute Resolution	30

ARTICLE 14 FORCE MAJEURE		31

14.1	Force Majeure Events	31
14.2	Notice of Force Majeure Events	31
14.3	Mitigation	31

ARTICLE 15 CONFIDENTIALITY		32

15.1	Ratification of NDA	32
15.2	Additional Provisions	32

2

ARTICLE 16 INTELLECTUAL PROPERTY MATTERS		34

16.1	Seller’s Representations and Warranties Regarding Intellectual Property Rights	34
16.2	Product Use License	34
16.3	Seller’s Intellectual Property Rights and Source Code Escrow	34
16.4	Buyer’s Data	35
16.5	Retention of Data	36

ARTICLE 17 OTHER OBLIGATIONS		36

17.1	Enlighten	36
17.2	Mutual Support	37

ARTICLE 18 MISCELLANEOUS		37

18.1	Audit	37
18.2	Currency	37
18.3	Applicable Law	38
18.4	Assignment	38
18.5	Financing Assistance	38
18.6	Representatives	38
18.7	Severability	38
18.8	Amendments	39
18.9	Joint Effort	39
18.10	Non-Waiver	39
18.11	Independent Contractor	39
18.12	Counterparts and Execution	39
18.13	Notices	39
18.14	Further Assurances	40
18.15	Buyer’s Review of Seller’s Information or Documents	40
18.16	No Recourse	40
18.17	Survival	40
18.18	Third Parties	40
18.19	Conflicting Provisions	40

3

Schedules and Exhibits

Schedule 1	Definitions and Rules of Interpretation
Exhibit A	Products and Pricing
Exhibit B	Form of Purchase Order
Exhibit C	[Reserved]
Exhibit D	Seller Wire Information
Exhibit E	Non-Disclosure and Non-Use Agreement
Exhibit F	[Reserved]
Exhibit G	Warranties
Exhibit H	Insurance
Exhibit I	Representatives

4

LONG TERM PRODUCT

SUPPLY AGREEMENT

This LONG TERM PRODUCT SUPPLY AGREEMENT (this “Agreement”) is entered into as of August 11, 2014 (“Effective Date”), by and between VIVINT SOLAR DEVELOPER, LLC, a Delaware limited liability company (“Buyer”) and ENPHASE ENERGY, INC., a Delaware corporation (“Seller”). Buyer and Seller are referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS

A. WHEREAS, Buyer and its affiliates develop photovoltaic solar electric energy generation projects (each, a “Project”);

B. WHEREAS, in connection with the Projects, Buyer desires to purchase from Seller and Seller desires to sell to Buyer certain Products as defined in Exhibit A and which generally include solar power system devices, components and services, all as more particularly described in this Agreement;

C. WHEREAS, Seller and Buyer’s Affiliate and predecessor in interest, Vivint Solar Holdings, Inc. (f/k/a Vivint Solar Inc.), a Delaware corporation, previously entered into that certain Agreement for Sale and Purchase (“Supply Agreement”) dated May 10, 2011, as amended by (a) Amendment No. 1 to Agreement for Sale and Purchase dated November 7, 2011 (“Amendment 1”), (b) Amendment No. 2 to Agreement for Sale and Purchase dated January 1, 2013 (“Amendment 2”), and (c) Amendment No. 3 to Agreement for Sale and Purchase dated April 16, 2014 (“Amendment 3,” and collectively with the Supply Agreement, Amendment 1 and Amendment 2, the “Original Agreement”), whereby Vivint Solar Holdings, Inc. purchased Products from Seller;

D. WHEREAS, Buyer is a wholly-owned subsidiary of Vivint Solar Holdings, Inc.;

E. WHEREAS, the Parties and Vivint Solar Holdings, Inc., entered into that certain Assignment and Assumption Agreement dated August 11, 2014, whereby (i) Vivint Solar Holdings, Inc., assigned its right, title and interest in and to the Original Agreement and all purchase orders entered under the Original Agreement to Buyer, (ii) Buyer assumed Vivint Solar Holdings, Inc.’s liabilities and obligations thereunder, and (iii) Seller consented to such assignment and transfer; and

F. WHEREAS, the Parties now desire to supersede the Original Agreement with this Agreement, as further described in Section 1.3.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS AND GENERAL PROVISIONS

1.1 Definitions and Rules of Interpretation. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in Schedule 1, and the Rules of Interpretation set forth in Schedule 1 shall apply to this Agreement, unless in any such case the context requires otherwise.

1.2 Term. Unless earlier terminated pursuant to its terms, the initial term of this Agreement shall commence on the Effective Date and shall continue until the third (3rd) anniversary of the Effective Date (“Initial Term”). The Initial Term shall automatically renew for successive one (1) year periods (each, a “Renewal Term” and together with the Initial Term, the “Term”) unless either this Agreement is terminated pursuant to its terms, or a Party receives written notice from the other Party no less than nine (9) months prior to the end of the Initial Term or a Renewal Term, as applicable, specifying that the sending Party is declining to renew this Agreement.

1.3 Effect of this Agreement on the Original Agreement. Seller and Buyer agree that this Agreement (including all Schedules and Exhibits attached hereto), the NDA and all Purchase Orders entered into by the Parties pursuant to this Agreement, constitutes the complete and entire agreement between the Parties and supersedes the Original Agreement and all prior oral and written understandings and all contemporaneous oral negotiations, commitments and understandings between the Parties relating to the subject matter hereof. In entering into this Agreement and consummating the transactions contemplated hereby, except for a Party’s statements, representations and warranties expressly set forth in this Agreement (or additional representations and warranties expressly set forth in a Purchase Order and that do not otherwise conflict with or diminish the representations and warranties set forth in this Agreement), the other Party is not relying on any statement, representation or warranty, oral or written, express or implied, made by the other Party or such Party’s employees, agents, representatives or legal counsel. The Parties agree that no trade usage, prior course of dealing or course of performance under this Agreement or the Original Agreement shall be a part of this Agreement or shall be used in the interpretation or construction of this Agreement. For clarity, this Agreement shall not affect any orders of Products by Buyer under the Original Agreement that were acknowledged by Seller prior to the Effective Date, and the terms and conditions of the Original Agreement shall continue to apply to such Products.

1.4 No Obligations Until Delivery of a Purchase Order. Prior to Buyer’s issuance of a Purchase Order with respect to Products under this Agreement, and except with respect to Original Agreement Products: (a) no Products shall be delivered to Buyer; and (b) Buyer shall have no payment obligations of any nature under this Agreement.

ARTICLE 2

PRODUCT SUPPLY

2.1 Purchase Orders and Scope of Product Supply.

2.1.1 Generally. Subject to this Section 2.1 and the delivery by Buyer to Seller of a Purchase Order, Seller shall: (a) provide all of the Products specified in a Purchase Order in accordance with the provisions of this Agreement and such Purchase Order; (b) provide the Warranties with respect to the Products delivered hereunder; and (c) perform its other obligations set forth in this Agreement and such Purchase Order.

2.1.2 Submission of Purchase Orders. During the Term of this Agreement, and pursuant to the terms and subject to the conditions of this Agreement, Buyer may submit Purchase Orders to Seller for Products by electronic mail sent to Seller’s Representative. Seller may change the electronic mail address to which Purchase Orders are sent at any time during the Term upon ten (10) Business Days’ prior written notice to Buyer. Each Purchase Order delivered by Buyer to Seller hereunder shall comply with the Required Lead Time (subject to Section 4.1.1(b)) and shall:

(a) specify the model name of each Product, including Seller’s Product number for such Product as set forth in Exhibit A, to be purchased by Buyer under such Purchase Order;

(b) set forth the applicable quantity of each type of Product (“PO Product Quantity”) in compliance with Section 2.2;

(c) set forth the applicable Unit Price for such Products determined in accordance with Section 3.1 and Exhibit A, and the pricing for any other items or services (e.g., Enlighten pricing) on Exhibit A if and as applicable;

(d) include a Delivery Schedule for Products being ordered under such Purchase Order in accordance with Section 2.1.5; and

(e) note the Delivery Month to which the Purchase Order relates and whether the Purchase Order is for deliveries at the Destination Point occurring either (A) between the first (1st) through the fifth (5th) day of the Delivery Month, or (B) between the fifteenth (15th) through the twentieth (20th) day of the Delivery Month, in each case pursuant to Section 2.1.5.

In the normal course when Products are being ordered for delivery at Destination Points in a given Delivery Month, the Parties acknowledge that Buyer intends to provide two (2) Purchase Orders for each Delivery Month. One Purchase Order will cover Products to be delivered to the applicable Destination Points between the first (1st) through the fifth (5th) day of the Delivery Month and the other Purchase Order will cover Products to be delivered to the applicable Destination Points between the fifteenth (15th) and the twentieth (20th) day of the Delivery Month, in each case pursuant to Section 2.1.5.

2.1.3 Acceptance of Purchase Orders; Obligation to Purchase and Sell. Seller shall use best efforts to accept and acknowledge the Purchase Order using an Order Acknowledgement within two (2) Business Days of receipt of the Purchase Order, but in no event more than five (5) Business Days from such receipt; however, Seller may reject a Purchase Order if its terms do not conform to this Agreement. The Order Acknowledgement shall include the Scheduled Ship Dates for the Products based on the Delivery Schedule submitted with a

Purchase Order so that, taking into account customary and reasonable transit times for delivery to the Destination Point and subject to the occurrence of Force Majeure Events, such Products ordered under the Purchase Order will arrive at the applicable Destination Points by the Delivery Dates set forth in the Delivery Schedule. Subject to the prior sentence and any other information required of an Order Acknowledgment (as defined), any terms that appear in an Order Acknowledgement and that are either in addition to or conflict with the terms set forth in the Purchase Order or this Agreement shall be considered null and void, not a rejection and counteroffer, and the Order Acknowledgement absent such terms shall constitute acceptance of the Purchase Order. This Agreement may not be amended in a Purchase Order. Should Seller reject a Purchase Order pursuant to this Section 2.1.3, Buyer may submit another Purchase Order addressing any rejected Purchase Order and if submitted within ten (10) days of receipt of Seller’s rejection, the date of the accepted Purchase Order shall be the date of the originally rejected Purchase Order for purposes of calculating the Required Lead Time. Upon acceptance of a Purchase Order submitted by Buyer, Buyer agrees to purchase such Products from Seller, and Seller agrees to sell and deliver to Buyer such Products at the Delivery Point and perform its other obligations in this Agreement relating to such Products, all in accordance with the applicable Purchase Order and the terms and conditions of this Agreement.

2.1.4 Cancellation of a Purchase Order; Rescheduling. Buyer may cancel a Purchase Order prior to the receipt of an Order Acknowledgement.

2.1.5 Delivery Schedules. Delivery Schedules submitted by Buyer in connection with each Purchase Order it submits pursuant to Section 2.1.2, and the PO Product Quantities contained in the Purchase Orders covering a Delivery Month, shall generally reflect the allocation requirements of this Section 2.1.5. For each Delivery Month, approximately fifty percent (50%) of the aggregate quantity of Products that Buyer orders for delivery at the Destination Points in such Delivery Month under its Purchase Orders relating to such Delivery Month will be delivered to the applicable Destination Points on Delivery Dates that fall between the first (1st) and the fifth (5th) day of the Delivery Month (excluding Sundays and Federally-observed holidays). The other fifty percent (50%) will be delivered to the applicable Destination Points on Delivery Dates that fall between the fifteenth (15th) and twentieth (20th) day of the Delivery Month (excluding Sundays and Federally-observed holidays). If a Sunday or Federally-observed holiday falls within the applicable five (5) day period, such Sunday or holiday shall not serve to extend such period. Buyer may change Destination Points in a Delivery Schedule no later than fourteen (14) days before the Scheduled Ship Dates for such Products as set forth in Seller’s Order Acknowledgement for such Purchase Order; provided, however, that the total quantities set forth in the Delivery Schedule for such Scheduled Ship Date may not be changed without Seller’s written consent. Buyer may change the specific Delivery Dates within the five (5) day windows provided in this Section 2.1.5 only with the prior written consent of Seller (not to be unreasonably withheld, conditioned or delayed).

2.2 Rolling Forecasts.

2.2.1 Issuance of Rolling Forecasts; Limitations on PO Product Quantities. As of or promptly following the Effective Date, Buyer has delivered to Seller an initial Rolling Forecast. Buyer shall deliver to Seller an update of the Rolling Forecast on a monthly basis no later than the fifth (5th) Business Day of each following calendar month during the Term. Except as set forth in this Section 2.2, the Rolling Forecasts shall be non-binding and are intended by the Parties solely to assist them in coordinating the manufacture and supply of Products under this Agreement and Purchase Orders. Notwithstanding the foregoing sentence, Buyer’s Purchase Orders covering delivery of Products to Destination Points in a Delivery Month shall contain PO Product Quantities that, in the aggregate for such Delivery Month: (a) are at least *** percent (***%) of the quantity that was set forth in the Rolling Forecast for such calendar month when such Delivery Month was the first calendar month in the Rolling Forecast Period; and (b) do not exceed *** percent (***%) of the quantity that was set forth in the Rolling Forecast for such calendar month when such Delivery Month was the first calendar month in the Rolling Forecast Period.

2.2.2 Limitations on Quantity Adjustments in Rolling Forecasts. In addition to the limitations on the percentage decrease and increase of aggregate monthly PO Product Quantities set forth in Section 2.2.1, Buyer shall not submit Rolling Forecasts that are (a) less than *** percent (***%) of the quantity that was set forth in the Rolling Forecast for such calendar month when a Delivery Month was the second and third calendar month in the Rolling Forecast Period; or (b) more than *** percent (***%) of the quantity that was set forth in the Rolling Forecast for such calendar month when such Delivery Month was the second and third calendar month in the Rolling Forecast Period. For purposes of clarifying the above language, the following table is provided:

July 1st	Jul	Aug	Sep	Oct	Nov	Dec
Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst
PO	PO	PO	New PO				Total Q4’14
Ex-Fcst	***	***	***	***	***	***	***
Ex-PO	***	***	***
Low Case
Aug 1st (low)	Aug	Sep	Oct	Nov	Dec	Jan
Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst
PO	PO	PO	New PO				Total Q4’14
Fcst	***	***	***	***	***		***
PO	***	***	***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Sep 1st (low)	Sep	Oct	Nov	Dec	Jan	Feb
Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst
PO	PO	PO	New PO				Total Q4’14
Fcst	***	***	***	***			***
PO	***	***	***

Oct 1st (low)	Oct	Nov	Dec	Jan	Feb	Feb
Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst
PO	PO	PO	New PO				Total Q4’14
Fcst	***	***	***				***
PO	***	***	***				***

High Case
Aug 1st (high)	Aug	Sep	Oct	Nov	Dec	Jan
Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst
PO	PO	PO	New PO				Total Q4’14
Fcst	***	***	***	***	***		***
PO	***	***	***

Sep 1st (high)	Sep	Oct	Nov	Dec	Jan	Feb
Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst
PO	PO	PO	New PO				Total Q4’14
Fcst	***	***	***	***			***
PO	***	***	***

Oct 1st (high)	Oct	Nov	Dec	Jan	Feb	Feb
Fcst	Fcst	Fcst	Fcst	Fcst	Fcst	Fcst
PO	PO	PO	New PO				Total Q4’14
Fcst	***	***	***				***
PO	***	***	***				***

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

2.3 Annual Volumes. Buyer shall use commercially reasonable efforts, consistent with past practice, to submit Purchase Orders which shall be binding for the purchase of an aggregate of *** (***) MW DC per year of Products consisting of Microinverters in anticipated quarterly volumes of approximately *** units. Seller agrees that Purchase Orders submitted under the Original Agreement between January 1, 2014, and the Effective Date shall apply when determining if Buyer has satisfied its obligation under this Section 2.3.

2.4 Modification of Product Specifications; New Products. Buyer acknowledges that Seller is continually striving to increase its competitiveness in the marketplace by improving the Products and that doing so may require modifications to the Specifications for the Products, the development of new models of existing Products, or the development of entirely new products.

2.4.1 Reports. Seller shall periodically provide Buyer with reports containing information relating to anticipated material modifications in any current Specifications, the development of new product offerings that would be materially different than the Products, and/or any other material information that Seller reasonably believes would be relevant or useful to Buyer’s evaluation with respect to continued purchase of Products; provided however, that in no event shall Seller provide a report to Buyer if in doing so it would be in violation of any applicable Law.

2.4.2 Changes to Existing Product Specifications. Seller shall at all times use best efforts during the Term, maintain the ability to manufacture Products meeting the Specifications set forth in Exhibit A (or the relevant Specifications as otherwise approved by Buyer pursuant to this Section 2.4). During the Term, Seller shall not, without Buyer’s prior written consent, which will not be unreasonably withheld, substitute different products for the Products ordered by Buyer under any accepted Purchase Order; provided, however, Seller may substitute one or more Products ordered under a Purchase Order with different Products without Buyer’s prior written consent if: (a) the Unit Price for the different Products is the same or less than as the Unit Price for the Products ordered by Buyer, the different Products are backwards compatible in all respects, and the different Products have comparable or better Specifications (improved functionality) than the Products ordered by Buyer; or (b) Buyer has not ordered the Products for which Seller is substituting the different Products in the six (6) months prior to the date of the applicable Purchase Order. Without limiting the foregoing, Seller shall use commercially reasonable efforts not to (i) discontinue the production of any Products (unless Seller has a new product that is substantially similar to the Product), or (ii) make any modifications to the Specifications of Products to be sold to Buyer under this Agreement (unless such modifications improve the functionality of the Product). Seller shall give Buyer reasonable written notice of any discontinuation or modification as described in clauses (i) and (ii) above. Buyer shall have the right, pursuant to Section 5.2, to reject any Product that fails to conform to the Specifications or other requirements of this Agreement unless the new Specifications are agreed upon by the Parties or substitution was otherwise permitted by this Section 2.4.2. Once such material modification or revision has received Buyer’s written approval, Seller shall cause the Products delivered and sold under Purchase Orders to comply with the modified Specification.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

2.4.3 New Products. Should Seller manufacture and/or offer to sell new products that are similar to, or provide functionality or features similar to, the Products, Buyer shall have the right to purchase such products in addition to or in lieu of the Products. Prior to purchasing or selling such new product under a Purchase Order, the Parties shall, pursuant to Section 18.8, amend Exhibit A to include the Product and pricing for such new product. Once Exhibit A is amended, such product shall become a “Product” for all purposes of this Agreement.

2.5 No Stand-Alone Product Sales. Buyer is purchasing the Products for inclusion with Systems that it or its Affiliates intend to sell to its customers, and Buyer is not in the business of reselling or distributing the Products on a stand-alone basis. Except for assignments pursuant to Section 18.4, or sales of the Products by Buyer to an Affiliate or to a consumer host customer in each instance for purposes of inclusion in a System to be installed by such Affiliate, host customer, or their contractors at a Project, Buyer covenants that it will not re-sell or distribute Products on a stand-alone basis to any other Person.

2.6 Branding. If Buyer uses the Enphase Trademarks in connection with its advertising, promotion and marketing of Systems which include the Products and the Enlighten Service in the Territory and in related brochures and other materials, Buyer shall comply with Seller’s then current trademark usage policies and guidelines available at http://enphase.com/legal, subject to the terms and conditions of this Agreement. Buyer shall not alter or remove from the Products or Seller’s Documentation any Enphase Trademark or Seller’s trade name, patent, copyright or other proprietary notices, or other notices or markings, or add any other notices or markings to the Products or on Seller’s Documentation.

ARTICLE 3

UNIT PRICE AND PAYMENT TERMS

3.1 Unit Price; Favored Customer Pricing.

3.1.1 Unit Price and Contract Amount. The unit price for each Product shall be as set forth in Exhibit A (the “Unit Price”). All Unit Prices are F.C.A. Seller’s Facility (INCOTERMS 2010) and are subject to the inclusions and exclusions specified in Section 3.2. The Contract Amount is the complete compensation for the sale and delivery by Seller of all Products to the Delivery Point under this Agreement.

3.1.2 Annual Unit Price Modification. No later than November 1 of each year during the Term, Buyer and Seller shall agree upon the Unit Price for each Product to be ordered under Purchase Orders for delivery to the Delivery Points in each calendar quarter of the next calendar year; provided, however, subject to Section 9.2.3, under no circumstances shall any increase result in a Unit Price that exceeds those Unit Prices set forth in Exhibit A as of the Effective Date. The Parties agreement on revised Unit Prices shall be reflected in an amendment to Exhibit A pursuant to Section 18.8.

3.1.3 Favored Customer Pricing. Based on the relationship between Buyer and Seller, Seller agrees to provide favored pricing to Buyer on the terms set forth in this Section 3.1.3. Without limiting Section 3.1.2, throughout the Term, Seller shall provide Buyer with ***.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

The foregoing covenant shall not apply to Seller’s sales of products to ***. By execution of each Purchase Order, Seller represents and warrants that the Unit Price for each Product being sold thereunder complies with the foregoing covenant. If Seller accepts a *** from any other such customer (other than ***), then (a) Seller shall promptly notify Buyer of the ***, (b) the *** that are functionally equivalent to the products offered or sold to such other customer shall be *** for *** so that the *** by such other customer (the ***), and (c) for Products that Seller has already purchased since the date on which the *** Buyer may *** that become due and owing under Invoices *** by such other customer and the applicable ***. The *** shall apply to all Products then subject to Purchase Orders and to all Products ***. Buyer and Seller shall make an adjustment on the Purchase Order, Order Acknowledgement or pricing information (whichever method is most easily managed by each parties order processing teams) to document such change in Unit Price. Buyer shall have the right to audit Seller’s books and records pursuant to Section 18.1 to confirm Seller’s compliance with this Section 3.1.3.

3.2 Inclusions and Exclusions from Unit Prices. Except as otherwise set forth in this Section 3.2 or in Exhibit A, the Unit Price includes all Taxes (other than U.S., State and local Taxes imposed on the sale or use of the Products), Product packaging, the Warranty, licensing fees, royalties or other similar charges of any and all kinds imposed with respect to the provision of any Products or otherwise with respect to the transactions contemplated hereby, including any increases in any of the same during the term of this Agreement. The Unit Prices and Contract Amount do not include all: (i) U.S. state and local Taxes imposed on the sale or use of the Products; and (ii) freight, transportation, shipping, transit insurance and similar costs and charges to ship the Products from the Delivery Point to the Destination Point. Responsibility for payment of Taxes is described further in Section 3.9.

3.3 Invoices. Buyer agrees to pay the Contract Amount to Seller in accordance with this Agreement. Upon the delivery of Products to the applicable Delivery Point set forth in the corresponding Purchase Order, Seller shall deliver an invoice to Buyer for that portion of the Purchase Order allocable to such delivered Products, which invoice shall (a) specify the related Purchase Order number pursuant to which the delivery of Products was made, (b) list the model number as set forth on Exhibit A for the Products delivered to the Delivery Point to which such invoice relates, and (c) set forth the applicable Unit Price, the Buyer’s Taxes and loading and shipping costs, under the related Purchase Order (each, an “Invoice”). Buyer shall review the Invoice and if it determines that any of the information listed above is not set forth in the Invoice, then Buyer shall so notify Seller within five (5) Business Days. Seller’s failure to list any amounts due by Buyer pursuant to this Agreement on an Invoice shall not be deemed a waiver of Seller’s right to collect such amounts from Buyer. Upon Buyer’s written request outlining the reasons for the request, Seller shall deliver to Buyer a waiver and release of liens conditioned only on payment in such form as shall be appropriate and customary under applicable Law, signed by a duly authorized officer or representative of Seller.

3.4 Payment. Payment is due on each Invoice, and shall be paid by Buyer, within *** (***) days following the date that Seller has (a) delivered Products to the Delivery Point, and (b) delivered the corresponding correct Invoice to Buyer in accordance with Section 3.3 (the “Payment Date”). All payments by Buyer to Seller hereunder shall be made by wire transfer of immediately available funds in accordance with Seller’s wire instructions set forth in Exhibit D.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Seller may update such wire information by prior written notice to Buyer and without amendment to this Agreement.

3.5 Notice of Payment Disputes. On or before the Payment Date, Buyer may, in good faith, dispute such Invoice, including as to whether the delivery of Products has been achieved or the Products meet the requirements of this Agreement and the related Purchase Order, by providing Seller with written notice identifying the basis for such dispute. Thereafter, the payment of such disputed portions of the Invoice shall be deferred until such dispute has been resolved in accordance with the dispute resolution provisions in Article 13. Notwithstanding this Section 3.5, Buyer may not dispute such Invoice on grounds that it is missing information required by Section 3.3 if Buyer did not notify Seller thereof within the five (5) Business Day period set forth in Section 3.3.

3.6 Late Payments. Any undisputed amount not paid by Buyer to Seller when due shall accrue interest at the Late Payment Rate beginning on the date that is five (5) Business Days after Buyer has received Seller’s written notice that such undisputed amount has not been paid. If there is a dispute about any amount Invoiced by Seller, the amount not in dispute shall be promptly paid as described in this Article 3. Should any disputed amount be determined to have been properly payable, such amounts shall accrue interest at the Late Payment Rate from the date on which such payment was properly payable until the date such payment is actually made. Late payments of any amounts payable by Seller hereunder shall be paid with interest at the Late Payment Rate from the date due until the date paid.

3.7 Reconciliation. From time-to-time, as reasonably requested by Buyer, Seller shall submit to Buyer (a) a statement summarizing and reconciling all previous invoices, payments relating to any Purchase Order, and (b) any additional information regarding the Products or Seller’s performance hereunder with respect to such Purchase Order.

3.8 Payments Not Acceptance of Products. No payment made hereunder shall be considered or deemed to represent that Buyer has inspected the Products or checked the quality or quantity thereof and shall not be deemed or construed as approval or acceptance of any Products, or as a waiver of any claim or right that Buyer may then or thereafter have, including any rejection or warranty right.

3.9 Taxes.

3.9.1 Minimization of Taxes. The Parties shall cooperate with each other to minimize the Taxes owed by each Party to the extent legally permissible, including, without limitation, separately stating taxable charges on Invoices, supplying resale and exemption certificates, if applicable, and providing other information as reasonably requested.

3.9.2 Seller Taxes. Other than the Buyer Taxes, Seller shall be responsible for and pay all other Taxes, as required by applicable Law, incurred or payable in connection with Seller’s performance of its obligations under this Agreement or the Products, including, without limitation, payment of all: (a) Taxes based on or related to the income, receipts, capital or net worth of Seller; (b) sales and use taxes assessed against Seller-owned, leased or rented equipment; and (c) all sales and use Tax or related items purchased by Seller in manufacturing the Products (collectively, the “Seller Taxes”).

3.9.3 Buyer Taxes. Buyer shall, as required by applicable Law: (a) be responsible for and pay all Taxes based on or related to the income, receipts, capital or net worth of Buyer; and (b) be responsible for paying to Seller under Invoices and pursuant to Section 3.9.4, all sales and use Taxes related to Buyer’s purchase of the Products (collectively, the “Buyer Taxes”).

3.9.4 Seller’s Payment of Sales and Use Taxes. Buyer shall remain liable at all times for all sales and use Taxes imposed upon the sale of the Products to Buyer (the “Sales and Use Taxes”). Provided that Seller has been able to collect the Sales and Use Taxes from Buyer, then Seller shall pay such Sales and Use Taxes to the appropriate Governmental Authority on Buyer’s behalf. If Seller has actually collected Sales and Use Taxes in excess of the amounts required to be paid to a Governmental Authority and has not yet paid such Governmental Authority, then Seller shall, within thirty (30) days of the discovery of such overpayment, refund to Buyer the difference between the amounts collected and the amounts due. If Seller has actually collected Sales and Use Taxes in excess of the amounts required to be paid to a Governmental Authority and has paid such Governmental Authority, then Seller shall, within thirty (30) days of the receipt of a refund from such overpayment from the Governmental Authority, refund to Buyer the difference between the amounts collected and the amounts due. If Seller has not actually collected Sales and Use Taxes in the amounts required to be paid to a Governmental Authority, then Buyer shall, within thirty (30) days of notice from Seller, pay to Seller the difference between the amounts due and the amounts collected and Buyer shall remain liable for all interest and penalties assessed by the applicable Governmental Authority due to such failure or delinquency.

ARTICLE 4

DELIVERY SCHEDULING

4.1 Delivery Scheduling and Coordination.

4.1.1 Delivery and Scheduling.

(a) Delivery. Seller shall deliver the Products under a Purchase Order to Buyer at the Delivery Point in accordance with Section 5.1, the Scheduled Ship Dates set forth in the applicable Order Acknowledgement, and the scheduling provisions of this Section 4.1.1. Seller acknowledges and agrees that time is of the essence with respect to each delivery of Products to the Delivery Point by the applicable Scheduled Ship Dates and that the Scheduled Ship Dates are established by Seller in each Order Acknowledgement so that, taking into account customary and reasonable transit times for delivery to the applicable Destination Points and subject to the occurrence of Force Majeure Events, are scheduled such that the Delivery Dates for the Products will fall within the applicable five (5) day period of the applicable Delivery Month pursuant to Section 2.1.5.

(b) Required Lead Time; Rush Orders. Unless consented to in writing by Seller, which shall include, without limitation, an Order Acknowledgement, the Delivery

Dates in a Delivery Schedule will be no less than sixty (60) days after the date that the applicable Purchase Order is sent by Buyer to Seller pursuant to Section 2.1.2 (“Required Lead Time”). If Buyer submits a Purchase Order with a Delivery Schedule that does not allow for the Required Lead Time (each, a “Rush Order”) and Seller accepts and issues an Order Acknowledgement, Seller shall use commercially reasonable efforts to fill any such Rush Order. Notwithstanding anything to the contrary in this Agreement, Seller shall be under no obligation to accept a Rush Order and shall not be in breach of this Agreement should it accept such Rush Order and fail to deliver the Products at the Delivery Point by the Scheduled Ship Date(s).

(c) Deliveries Coordination. Seller and Buyer will each use their commercially reasonable efforts to coordinate logistics related to delivery of the Products at the Delivery Point and shipment of the Products to the Destination Point, including through compliance with the procedures set forth in this Article 4 and Article 5.

4.1.2 Early Delivery. Notwithstanding Section 4.1.1(a), (i) Seller may deliver agreed quantities of Products on dates prior to the Scheduled Ship Dates if agreed to in advance in writing by the Parties, and (ii) the Parties may otherwise agree in writing on a delivery schedule for any Purchase Order different from the Delivery Schedule. Seller shall communicate any impact of such early delivery of the Products at the Delivery Point on the applicable Delivery Dates of such Products at their Destination Point(s). Any change to the Scheduled Ship Dates that would cause the Delivery Date(s) to be outside of the five (5) day periods set forth in Section 2.1.5 shall require Buyer’s prior written consent.

4.2 Preferential Deliveries to Buyer. Consistent with the Most Favored Customer status that Seller grants to Buyer pursuant to Section 3.1.3, and without limiting any obligation of Seller or right of Buyer herein, if Seller cannot concurrently satisfy all then-effective Purchase Orders and then-effective binding orders from other customers, Seller shall *** of such Products under then-effective Purchase Orders with Buyer ***. After fulfilling its obligations in the foregoing sentence to Buyer, Seller may *** of its *** and to its *** on a ***; provided, however, Seller shall use its best efforts to ***.

ARTICLE 5

DELIVERY, ACCEPTANCE AND REJECTION, TITLE AND RISK OF LOSS

5.1 Delivery of Products, Shipment Protocol and Packaging.

5.1.1 Delivery Point. All Products purchased by Buyer and sold by Seller under Purchase Orders entered pursuant to this Agreement shall be delivered by Seller to Buyer or its Carrier F.C.A. Seller’s Facility (INCOTERMS® 2010) (“Delivery Point”). The Delivery Point may not be changed in a Purchase Order unless each Party indicates its agreement to such change by initialing such change in the Purchase Order, and Seller is not obligated to acknowledge a Purchase Order with a delivery point that is not the Delivery Point.

5.1.2 Transportation Arrangements. Seller, at Buyer’s cost and expense, shall be responsible for making all transportation arrangements with Carriers in order to ship such Product from the Delivery Point to the Destination Point, all in accordance with the applicable Delivery Schedule, the Shipment Protocol, and the other provisions of this Section 5.1. If Buyer requires Seller to cancel its transportation arrangements with a Carrier in order to use a different Carrier, then Buyer shall be responsible for cancellation charges incurred by Seller. Seller shall employ the same level of care, diligence, inquiry and effort to minimize transportation costs that it would use if Seller were paying the costs thereof and bore the risk of loss during shipment (but in no event less than reasonable care). All Carriers shall carry liability insurance reasonably acceptable to Buyer, on an occurrence basis, with limits of no less than two million dollars ($2,000,000) per occurrence and aggregate, covering the loss of the Products while in transit or otherwise in the Carrier’s possession.

(a) Carrier’s Inspection. Seller shall cause the Carrier to inspect the packaging of the Products prior to its loading of the Products, and the Carrier shall have the authority to reject Products on behalf of Buyer if the packaging is damaged or fails to conform to Section 5.1.4.

(b) Documents of Title. Seller shall provide the Carrier with a bill of lading, bill of sale or other document of title when the Products are delivered to the Carrier at the Delivery Point. To the extent not included in the foregoing, Seller shall provide an itemized list of all Products delivered to a Carrier for each shipment (which may include multiple trucks) in order to validate the quantity and type of Products delivered.

(c) Buyer’s Assumption of Transportation Arrangements. At any time during the Term, upon written notice, Buyer may assume responsibility for transportation

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arrangements. In such case, the Parties will work together to ensure a seamless transition of responsibilities.

(d) Cooperation with Claims. Seller shall provide reasonable cooperation and assistance in connection with any claims by Buyer against any Carriers.

5.1.3 Notices. Seller shall provide written notice to Buyer and Carrier at least seven (7) days prior to each delivery of Products to the Delivery Point, which notice shall include an itemized list of Products being delivered. Seller shall notify Buyer, or cause the Carrier to notify Buyer, promptly following the delivery of each shipment of Products to a Carrier for shipment to Buyer. Such notice shall include the anticipated Delivery Dates. Buyer shall, and shall cause its Carrier to, keep Buyer reasonably informed regarding any changes to such anticipated Delivery Dates.

5.1.4 Packaging. Seller shall package, mark and handle all of the Products in accordance with prudent commercial practices in the United States solar industry and Seller’s standard practices. All packaging (inner and outer cartons) shall identify the contents by manufacturing model number and serial number for each Product contained in such packaging, and all labeling shall be bar-coded.

5.1.5 Importer of Record. For all purposes hereunder and under applicable Law, Seller shall be the “importer of record” with respect to all Products delivered in the Territory.

5.1.6 Shipment Protocols. All deliveries of Products shall be made by Seller within the five (5) day time periods set forth in Section 2.1.5 and in accordance with the shipment protocols set forth in this Section 5.1.6 (the “Shipment Protocol”) or as otherwise agreed by the Parties in writing.

(a) Flow of Delivery Trucks at the Delivery Point. Seller shall coordinate its Carriers so that they comply with the following requirements, unless such requirements are waived by Buyer’s Representative in writing and in advance:

(i) Deliveries of Products to the Destination Point shall only occur on Business Days between the hours of 8:00 a.m. to 4:00 p.m., provided that deliveries at the Destination Point may occur later than 4:00 p.m. with reasonable prior notice to Buyer; and

(ii) No containers owned by Seller or the Carrier shall be left at the Destination Point.

(b) Type of Delivery Truck. A Seller’s Representative and a Buyer’s Representative will, in advance of delivery of the Products to the Delivery Point and in connection with Seller arranging transportation pursuant to Section 5.1.2, coordinate regarding the type of delivery truck to be used and any logistical limitations thereon based on the Destination Point.

(c) Deliveries to Storage Facilities. Without limiting anything else herein or in this Agreement, if the Destination Point is a storage facility, such deliveries shall comply with the requirements of the relevant storage facility.

5.2 Rejection of Products; Deemed Acceptance.

5.2.1 Rejection of Products.

(a) Inspection. Buyer shall use commercially reasonable efforts to inspect the Products within a reasonable period of time following arrival of the Products at the Destination Point.

(b) Rejection. Notwithstanding Section 5.2.1(a) or anything to the contrary in this Agreement or pursuant to applicable Laws (including, without limitation, New York Uniform Commercial Code § 2-602(1) or any state law equivalent to Section 2-602(1) of the Uniform Commercial Code), Buyer or its representatives may, by notice to Seller pursuant to Section 5.2.1(c), reject any non-conforming Product or shipments of Products up to the earlier of: (a) fifteen (15) days following the discovery of any Product that does not conform with the applicable Specification, the applicable Purchase Order, the applicable Warranty, or any other requirement set forth in this Agreement; (b) commencement of installation of the Product; or (c) sixty (60) days following the Delivery Date. Without limiting the generality of the foregoing, Buyer (or the Carrier on Buyer’s behalf) may reject any Product if, after visual inspection of the Product or its packaging at the time that such Product is received by the Carrier, it appears that any portion thereof or the containers in which such items were shipped have been damaged. If Buyer rejects any Product, Buyer shall have the right to take the following actions, at Buyer’s option: (i) retain the non-conforming Products in whole or in part with an appropriate adjustment in the price as mutually agreed upon by the Parties, in which case, Buyer shall, by its retention of the defective Products, waive all claims or liabilities related to, or resulting from, the failure of the Products to conform to the applicable Warranty, or (ii) require Seller to replace the rejected Product at Seller’s sole cost and expense (including shipping and transportation costs to the nominated Destination Point) and promptly deliver the replacement Product to Buyer within thirty (30) days after receiving Buyer’s written notice of rejection.

(c) Notice of Rejection. Buyer’s notice of rejection shall include (i) a detailed description of the reason(s) for the rejection, (ii) if applicable, of the damage or defect to the Product, (iii) the location of the rejected Product, and (iv) the option selected by Buyer under clauses (i) or (ii) of Section 5.2.1(b).

(d) Responsibilities Following Rejection; Impact of Rejection. Upon any notice of rejection of any Product, Buyer shall have no further responsibility for the rejected Product other than those obligations set forth in the following sections of the New York Uniform Commercial Code §§ 2-602(2), 2-603, and 2-604, or any other state law equivalent to Sections 2-602(2), 2-603, and 2-604 of the Uniform Commercial Code, Unless Buyer elected to retain the non-conforming Products pursuant to Section 5.2.1(b)(i), Seller shall promptly arrange for the removal of such rejected Product at Seller’s sole cost and expense. Title to the Product shall pass from Buyer to Seller at the time that Seller or Seller’s agent picks-up the rejected Product from the Destination Point, and the fact that title is held by Buyer between notice of rejection and its passage Seller at such time shall not be deemed a violation by Buyer of New York Uniform Commercial Code § 2-602(2)(a) or any other state law equivalent to Section 2-602(2)(a) of the Uniform Commercial Code.

(e) Disputes Regarding Buyer’s Right to Reject. If Seller believes that Buyer’s rejection of a Product was wrongful, then Seller shall notify Buyer within fourteen (14) days of the date that the rejected Product was recovered by Seller or its agent from Buyer. Any dispute shall be resolved pursuant to Article 13. Should Buyer wrongfully reject a Product, Seller’s rights with respect to such Product (but not the entire Agreement or other shipments of Products), shall be those set forth in New York Uniform Commercial Code § 2-703(d) or (e) or the equivalent state law incorporating 2-703(d) and (e) of the Uniform Commercial Code.

5.2.2 Acceptance. Any Products not rejected in accordance with Section 5.2.1 shall be deemed accepted by Buyer; provided, that such deemed acceptance shall not affect any right or remedy available pursuant to the Warranty applicable to the Product regardless of whether such right or remedy is exercised by Buyer or by any assignee or transferee permitted thereunder. Once accepted, any defects discovered in a Product shall be resolved pursuant to the terms and conditions of the applicable Warranty, and Buyer shall follow Seller’s standard “RMA Procedures” for returning any non-conforming Products using Seller’s. Delivery of a Product to the Carrier at the Delivery Point, or receipt by Buyer of a Product at the Destination Point, shall in no event be construed as Buyer’s acceptance of the Product.

5.3 Transfer and Warranty of Title. Title to each Product shall pass from Seller to Buyer at the Delivery Point when such Products have been loaded on the Carrier’s means of transport. Seller warrants good title to all Products furnished hereunder, and Seller warrants that title and ownership thereto shall pass to and vest in Buyer as described in this Section 5.3 free and clear of any and all Liens. For the avoidance of doubt, transfer of title to Products hereunder shall not affect Buyer’s rights or Seller’s obligations as set forth in other provisions of this Agreement (including Article 4, Article 7 and Article 8).

5.4 No Liens.

5.4.1 No Seller Liens; Removal. Seller shall not permit or suffer to exist any Lien, including a Lien of any Person claiming by, through or under Seller, its subcontractors, vendors or any Affiliate thereof, upon the Products, any Project incorporating such Products, or other property of Buyer or any Person to whom Buyer has assigned or otherwise transferred Products (each, a “Seller Lien”). If any such Lien is imposed or asserted, Seller shall promptly (but in any event within such period as to avoid a default by Buyer under any applicable financing agreement or contracts entered into by Buyer, in each case as notified by Buyer to Seller) pay or discharge and discharge of record (including by recording a bond in the amount of at least 120% of the amount of such Seller Lien not paid or discharged to the extent permitted by and in accordance with applicable Law) any such Seller Lien or other charges which, if unpaid, might be or become a Seller Lien.

5.4.2 Buyer Right to Remove. Upon the failure of Seller to timely discharge or cause to be released any Seller Lien as required under Section 5.4.1, Buyer may, but shall not be obligated to, pay, discharge or obtain a surety bond for such Seller Lien and, upon such payment, discharge or posting of surety bond, shall be entitled to reimbursement from Seller of the amount equal to one-hundred fifty percent (150%) thereof together with all out-of-pocket expenses reasonably incurred by Buyer in connection with such payment, discharge or posting upon the submission of an invoice thereof to Seller setting forth all such amounts. Seller shall pay any such invoice from Buyer within thirty (30) Business Days from the date of the invoice.

5.4.3 Security Interests Created by Operation of Law. Seller shall be entitled to a Lien against the Products by operation of Law to secure payment for the Products, to the greatest extent permitted by applicable Law; provided however, that any such Lien with respect to one Product shall not apply to any other Product, and payment in full for one Product shall serve to release such Lien therein. There shall be no cross-collateralization of the Products.

5.5 Risk of Loss. Subject to Section 5.2.1, care, custody and control of the Products, and risk of loss to the Products, shall transfer from Seller to Buyer at the Delivery Point when such Products have been loaded on the Carrier’s means of transport.

5.6 Serial Defects, Recalls. If at any time during the Term, Seller (a) receives *** regarding Products from Buyer arising out *** relating to *** of the Products that are under Seller’s warranty sold to Buyer ***, or (b) recalls any Products sold to Buyer, then Buyer shall notify Seller. Upon such notification, the Parties shall meet to discuss the underlying issues related to problem that resulted in either (a) or (b). If Buyer believes that Seller is not addressing the issue in a manner that is reasonable to Buyer’s position, Buyer may, upon written notice and without being in breach or default of its obligations under this Agreement or any Purchase Order: (i) suspend issuances of Purchase Orders for such Product; (ii) direct Seller to suspend deliveries of such Products to Carriers at the Delivery Point; (iii) reject shipments of such Products at the Destination Points and cause the Carriers to return the Products to Seller at Buyer’s expense but without further liability to Seller under this Agreement; or (iv) notwithstanding Section 5.2, reject any such Products then in storage at Buyer’s facility or any contracted storage facility and return such Products to Seller at Buyer’s expense but without further liability to Seller under this Agreement. The foregoing remedies are not exclusive, and Buyer may elect to apply one remedy with respect to certain Products and a different remedy with respect to other Products. Seller shall perform or caused to be performed a root cause analysis with respect to the extensive component failures and provide Buyer with a written report explaining the likely causes of the serial defect and how Seller intends to address the matter. Buyer shall not be obligated to resume performance under this Agreement until Seller has supplied evidence reasonably satisfactory to Buyer to demonstrate the defect has been addressed with respect to manufacturing additional Products. Seller shall, at its sole cost and expense and without the need for Buyer to make a further claim under the Warranty, address the serial defect in each Product sold to Buyer under this Agreement. Seller may address the serial defect through repair, replacement, retrofit, refund or another remedy that Seller reasonably deems appropriate and technically feasible under its Warranty, provided that such solution addresses the defect. Buyer and Seller shall cooperate in good faith to effectuate the remedy elected by Seller. Buyer shall resume performance under this Agreement so long as Seller’s efforts to correct the serial defect in Products that have been delivered under this Agreement are ongoing.

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ARTICLE 6

INSPECTIONS AND TECHNICAL ASSISTANCE

6.1 Buyer Inspections and Testing.

6.1.1 Manufacturing Facility Inspections. In the event that Buyer experiences an unreasonable amount of failures of the Products, then Buyer (or its representatives) may (i) inspect Seller’s Manufacturing Facility, including inspection of the production of the Products at Seller’s Manufacturing Facility, in accordance with this Section 6.1 or (ii) perform an inspection of the Products and Seller’s manufacturing and packaging procedures of those Products at Seller’s Manufacturing Facility or Seller’s Facility, either (i) or (ii) to be at a time that is mutually agreed to by the Parties. Seller shall make available to Buyer a representative of Seller to answer questions and demonstrate the quality control procedures at Seller’s Manufacturing Facility or Seller’s Facility, as applicable. Any representative of Buyer shall be obligated to sign a non-disclosure agreement in favor of Seller.

6.1.2 Costs and Expenses. Any inspection and quality control tests undertaken by Buyer or its representative shall (a) be undertaken at Buyer’s cost and expense, and (b) be carried out in accordance with all applicable Laws and in such a manner as will not unreasonably interfere with the operation of Seller’s Manufacturing Facility or Seller’s Facility, as applicable.

6.1.3 Discovery of Defects; Corrective Actions. In the event that any inspection or testing by Buyer indicates that any of the Products designated for a shipment are defective and/or do not comply with the Specifications, the applicable Purchase Order, the applicable Warranty, or any other requirement set forth herein, Buyer shall notify Seller of such defect or non-compliance, and Seller shall implement all necessary actions to ensure that the Products to be shipped to Buyer in accordance with this Agreement and the Purchase Orders comply with the Specifications, the applicable Purchase Order, the applicable Warranty, or such other applicable requirement set forth herein.

6.1.4 Inspections Not Waiver. Nothing in this Section 6.1 relating to any inspections or quality control tests undertaken with respect to Products, including any required replacement of Products that do not pass such inspection or testing, shall operate to relieve Seller’s obligations to deliver the Products on a timely basis in accordance with Article 4 or to limit Buyer’s termination rights pursuant to Article 10.

6.2 Seller Technical Assistance.

6.2.1 From time-to-time during the Term, Buyer may, in its discretion, send to Seller (a) requests for clarifications regarding the requirements of the Product Installation Manual and (b) technical drawings and other information relating to Buyer’s proposed design or procedures for the installation of the Products into a Project, with the request that Seller confirm that installation in accordance with such technical drawings or other information is consistent with the Product Installation Manual and therefore would not, on its own, constitute the basis for an exclusion under the applicable Warranty. Seller shall promptly respond in writing to any such request. The failure of Buyer to make any requests for clarifications or to send technical drawings or other information to Seller pursuant to this Section 6.2.1 shall not operate to limit Seller’s obligations under this Agreement or any Purchase Order, including with respect to the applicable Warranty.

6.2.2 To the extent not otherwise required of Seller under the terms of the applicable Warranty hereunder, Seller will use commercially reasonable efforts to provide Buyer with technical assistance and support with respect to the Products for the Warranty Period of the Products, including notifying Buyer of any (a) newly discovered material design defects or manufacturing defects affecting large quantities of products similar or identical to the Products and any proposed corrective approach; and (b) any software upgrades or other improvements; provided, however, except as specified in Section 5.6, the foregoing shall not obligate Seller to preemptively correct any potential defect before it arises under the Warranty or make such improvements or software upgrades available to Buyer without compensation.

ARTICLE 7

WARRANTIES

7.1 Warranty. Seller shall provide the Warranties with respect to the Products supplied pursuant to this Agreement delivered hereunder; provided, that nothing in the Warranties (including, without limitation, the disclaimer) shall be read or deemed to limit Seller’s obligations or Buyer’s rights as expressly set forth in this Agreement. The “Warranty Period for Microinverters purchased under a Purchase Order and Seller’s standard limited warranty period is twenty (20) years from the Delivery Date of the applicable Microinverter. Should Buyer desire to extend the Warranty Period for one or more Microinverters from twenty (20) years to twenty-five (25) years from the Delivery Date thereof, Buyer may do so by submitting to Seller a report on a quarterly basis containing the serial numbers of Microinverters to be covered by a twenty-five (25) year Warranty Period; provided however, that Buyer may only make such an election during the first twelve (12) months from the Delivery Date. After receiving the report, Seller shall invoice Buyer for the amount of the additional five (5) years as set forth in Exhibit A (as amended from time to time). Payment terms on such invoices are net *** (***) days. The standard Warranty Period for Envoys purchased under the Agreement is two (2) years from the date of that the Envoy is installed at the first end user location. Seller may make changes to the Warranties at any time during the Term, provided such changes do not have a material or adverse effect on the warranty rights of Buyer or any transferee of such Warranties.

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7.2 Warranty Transferable. The Warranties shall be freely transferable by Buyer, without notice to or consent of Seller, to any subsequent owner of the Products at the original site of installation. Notwithstanding any such transfer, Buyer shall be a joint beneficiary of the Warranties supplied hereunder and shall have the same rights as any transferee, on behalf of such transferee, to make claims and obtain service, recoveries and other remedies under the Warranties with respect to the applicable Products; provided, that under no circumstance shall both Buyer and the applicable transferee be entitled to make claims and obtain service, recoveries and other remedies with respect to the same claim, defect or similar issue with respect to such Products.

7.3 Warranty Upgrades. If Seller materially changes the terms and conditions of its standard warranty that is applicable to products that are the same as the Products in a manner that is more favorable to its customers, upon Buyer’s request, the Parties shall amend this Agreement to substitute such warranty (but such changes shall apply only for Products purchased after such material changes are made) for that set forth in Exhibit G, as applicable; provided, however, the foregoing obligation of Seller to enter into an amendment shall not apply to extension of the warranty periods, but Seller agrees to negotiate in good faith with Buyer with respect to any such extensions.

ARTICLE 8

INDEMNIFICATION AND INSURANCE

8.1 Seller’s General Indemnity. Seller shall defend, indemnify and hold harmless Buyer and its Affiliates, along with each of their respective officers, directors, partners, members, shareholders, agents, employees, successors, and assigns (collectively, the “Buyer Indemnitees”), from and against all third-party claims (including, without limitation, product liability claims), losses, damages, expenses and liability (including court costs and reasonable attorneys’ fees) (collectively, the “Losses”) brought against or incurred by any Buyer Indemnitee arising out of or relating to this Agreement or any Purchase Order to the extent such Losses are caused by or are the result of (a) any breach of this Agreement by Seller or its successors and assigns (collectively, the “Seller-Related Persons”), (b) breach of the Warranties, including manufacturing defects and design defects, (c) the negligence or willful misconduct of the Seller-Related Persons, (d) any product liability claims or other claims relating to the Products, including, without limitation, Seller’s labeling on the Products or Seller’s failure to withdraw or recall Products in a timely fashion, and (e) Seller’s failure to pay Taxes for which it is responsible under this Agreement.

8.2 Seller’s Hazardous Materials Indemnity. Seller shall defend, indemnify and hold harmless each Buyer Indemnitee from and against all claims, losses, fines, costs, penalties or expenses imposed upon any of them (including court costs and reasonable attorneys’ fees), regardless of whether or not such claims, losses, fines, costs, penalties or expenses arise from or are incurred by third parties, that they may incur or suffer by reason of: (a) the existence in or any release from a Product of any Hazardous Material; (b) any enforcement or compliance proceeding commenced by or in the name of any Governmental Authority arising from or related to the existence in or any release from a Product of any Hazardous Material; and (c) any action reasonably necessary to abate, remediate or prevent a violation or threatened violation of any

Applicable Law by any Buyer Indemnity with respect to the existence in or any release from a Product of any Hazardous Material.

8.3 Seller’s Intellectual Property Rights Indemnity. Seller shall defend, indemnify and hold harmless the Buyer Indemnitees from (a) any breach of Seller’s representations, warranties, covenants and obligations set forth in Section 16.1 and (b) any claim of any third party that any Product as furnished by Seller to Buyer under this Agreement infringes any Intellectual Property Rights of such third party. Without limiting the generality of the foregoing, Seller shall, at Seller’s option and Seller’s sole cost and expense, either (i) procure for Buyer the right to continue using the infringing Product or (ii) modify or replace the infringing Product so that it becomes non-infringing, in either case in a manner and time period that does not unreasonably interfere with Buyer’s activities or operations. If in connection with any such claim the continued use of any Product is forbidden by any court of competent jurisdiction, and neither of the foregoing remedies under clauses (i) or (ii) are available, and provided that in no event may Seller take any action which adversely affects Buyer’s continued use and enjoyment of the Products without the prior written consent of Buyer, Seller shall refund to Buyer the amounts paid by Buyer to Seller for the infringing Products, without reduction or offset, and shall provide any commercially reasonable assistance requested by Buyer in procuring a suitable replacement for the infringing Product.

8.4 Seller’s Lien Indemnity. Seller shall defend, indemnify and hold harmless the Buyer Indemnitees from and against all claims, losses, fines, costs, penalties or expenses imposed upon any of them (including court costs and reasonable attorneys’ fees) resulting from or related to any Seller Liens, regardless of whether or not such claims, losses, fines, costs, penalties or expenses arise from or are incurred by third parties.

8.5 Seller’s Laws, Standards and Codes Indemnity. Seller shall defend, indemnify and hold harmless each of the Buyer Indemnitees from and against all claims, losses, fines, costs, penalties or expenses imposed upon any of them (including court costs and reasonable attorneys’ fees) resulting from or related to any violation by the Seller-Related Persons of any applicable Law, Standard or Code, regardless of whether or not such claims, losses, fines, costs, penalties or expenses arise from or are incurred by third parties.

8.6 Buyer’s General Indemnity. Buyer shall defend, indemnify and hold harmless Seller and its Affiliates, along with each of their respective officers, directors, partners, members, shareholders, agents, employees, successors, and assigns (collectively, the “Seller Indemnitees”), from and against all third-party Losses brought against or incurred by any Seller Indemnitee arising out of or relating to this Agreement or any Purchase Order to the extent such Losses are caused by (a) any breach of this Agreement by Buyer or its successors and assigns (collectively, the “Buyer-Related Persons”) and (b) the negligence or willful misconduct of the Buyer-Related Persons.

8.7 Notice of Claim. A Buyer Indemnitee or Seller Indemnitee (each, an “Indemnified Party”) shall, promptly after the receipt of notice of the commencement of any legal action or of any claims against such Indemnified Party in respect of which indemnification may be sought pursuant to the provisions of this Article 8, notify Seller or Buyer, as the case may be (each, an “Indemnifying Party”) in writing thereof, provided that the failure of an Indemnified Party promptly to provide any such notice shall only reduce the liability of the Indemnifying Party by the amount of any damages attributable to the failure of the Indemnified Party to give such notice in such manner. In case any such claim or legal action shall be made or brought against an Indemnified Party and such Indemnified Party shall notify the Indemnifying Party thereof, the Indemnifying Party may, or if so requested by the Indemnified Party shall, assume the defense thereof and after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense thereof with legal counsel reasonably satisfactory to the Indemnified Party, the Indemnifying Party will not be liable to the Indemnified Party under this Article 8 for any legal fees and expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. If the Indemnifying Party does not assume the defense of any such claim or legal action, then the Indemnifying Party shall remain liable to such Indemnified Party for any legal fees and expenses incurred by such Indemnified Party in connection with the defense thereof. No Indemnified Party shall settle any indemnified claim over which the Indemnifying Party has not been afforded the opportunity to assume the defense. The Indemnifying Party shall control the settlement of all claims over which it has assumed the defense; provided, that the Indemnifying Party shall not conclude any settlement which requires any action or forbearance from action by an Indemnified Party, or any payment by an Indemnified Party, without the prior approval of the Indemnified Party. The Indemnified Party shall provide reasonable assistance to the Indemnifying Party as reasonably requested by the Indemnifying Party, at the Indemnifying Party’s sole cost and expense, in connection with such legal action or claim. For claims over which the Indemnifying Party has assumed the defense, the Indemnified Party shall have the right to participate in and be represented by counsel of its own choice and at its own expense.

8.8 Term of Indemnities. Notwithstanding any other provision in this Agreement to the contrary, the indemnification obligations and rights set forth in this Article 8 shall survive the expiration or other termination of this Agreement, and Buyer’s acceptance of any Products shall not be construed to relieve Seller of any obligation under this Article 8.

8.9 Insurance. Seller shall maintain in effect insurance in accordance with the provisions of Exhibit H throughout the Term. Seller shall comply with the terms of any policy required to be maintained by Seller in connection with this Agreement. Seller shall provide to Buyer an insurance certificate meeting the requirements of Exhibit H by the earlier of (i) ten (10) days after the Effective Date and (ii) within five (5) days of the date of the first Purchase Order delivered by Buyer hereunder.

8.10 Setoff. In the event that Seller owes to Buyer any amounts and only in the event of Seller’s breach of Sections 10.1.2(a) or 10.1.2(b), then Buyer may set off such amounts (including any awarded attorney’s fees and costs) against any amounts then due and owing (or that become due and owing) to Seller; provided, however, that Buyer has given Seller at least five (5) Business Days’ notice of its intent to set off pursuant to the terms of this Section 8.10.

ARTICLE 9

COMPLIANCE WITH LAWS AND STANDARDS AND CODES

9.1 Generally. Seller shall at all times comply, and shall ensure that the Products when delivered comply, with all Laws and Standards and Codes applicable to the design, manufacture and intended use of the Products, the delivery thereof, and the performance by Seller of its other obligations hereunder.

9.2 Changes in Law.

9.2.1 Notices of Changes in Laws or Standards and Codes. In the event that any change in any applicable Law or Standards and Codes applicable to the Products or their manufacturing are enacted or otherwise approved after the Effective Date and such change requires or makes advisable any modifications in the design, manufacturing, delivery, installation, operation or other use of the Products, Buyer or Seller, as the case may be, shall reasonably promptly notify the other thereof in writing upon its discovery of such change in Laws or Standards and Codes.

9.2.2 Modification of Scheduled Ship Dates; Buyer’s Rights. If any such modification is required by any such Law or Standards and Codes and Seller has received notice thereof, then the Parties agree to resolve how Seller shall make any such modification, if practicable, at its sole cost and expense, subject to Section 9.2.3. If Seller fails to modify the Products to comply with applicable Laws or Standards and Codes in effect as of the applicable Scheduled Ship Date, or fails to give written assurances that such Products (when delivered at the Delivery Point) will comply with the then-effective Laws or Standards and Codes, then Buyer shall have the right to cancel the applicable Purchase Order. Should Seller tender Products at the Delivery Point that fail to comply with the then-effective Laws or Standards and Codes, Buyer shall have the right to reject such non-conforming Products pursuant to Section 5.2.

9.2.3 Modification of Unit Prices. In the event that a change in any Law or Standards and Codes requires substantial modifications to a Product’s design, materials or its manufacturing process (operational expenditures, but not capital expenditures) then the Parties shall promptly meet and work to resolve the cost of any such modifications and how it might impact the overall price for the Product. Any adjustment in the Unit Price pursuant to this Section 9.2.3 shall in all cases be reflected in an amendment to Exhibit A pursuant to Section 18.8 (which, subject to Buyer’s right to terminate below, the Parties shall promptly execute following resolution of any disagreements) and the revised Unit Prices shall only apply to Purchase Orders issued by Buyer after the date of such amendment. Should the Parties fail to agree on an amendment, or if Buyer determines it no longer desires to purchase the Product given the changes in the Product Specifications or manufacturing process, Buyer may, at Buyer’s discretion, either (a) terminate this Agreement by notice to Seller, or (b) elect by written notice to Seller to continue with this Agreement, and in such case, (i) Buyer shall be relieved of its obligation to use commercially reasonable efforts to purchase certain quantities of Products as set forth in Section 2.3, and to purchase minimum quantities as set forth in the then-applicable Rolling Forecasts pursuant to Sections 2.2.1 and 2.2.2, (ii) thereafter, Buyer may (but is not required to) submit Purchase Orders to purchase Products at the adjusted Unit Prices established by Seller, and Seller may accept or reject such Purchase Orders on a case-by- case basis depending on Product availability at the time Buyer issues its Purchase Order, and (iii) the provisions of Section 2.2 and 2.3 will no longer apply. If Buyer elects to terminate this Agreement pursuant to clause (a), such termination shall be deemed a “no fault” termination, and neither Party shall have liability to the other Party except to the extent arising prior to the termination date or if a Party fails to comply with its obligations that survive termination of this Agreement. Nothing in this Section 9.2 shall limit Seller’s obligations under Section 9.1.

ARTICLE 10

DEFAULT, TERMINATION AND SUSPENSION

10.1 Events of Default. The following conditions, events and occurrences shall each be an “Event of Default” for all purposes hereunder:

10.1.1 Buyer Events of Default. With respect to Buyer:

(a) Buyer fails to make payment of any amount payable to Seller when due under this Agreement or any Purchase Order, which failure continues for ten (10) Business Days after receipt of written notice of such non-payment from Seller;

(b) Buyer fails to cure a material breach or default in the performance of its obligations under this Agreement or any Purchase Order not otherwise specifically addressed in this Section 10.1.1 within thirty (30) days after receipt of written notice of such material breach or default from Seller; provided, that if such breach or default cannot be remedied with reasonable diligence within such thirty (30) day period, so long as Buyer timely commences curing such material breach or default and proceeds with reasonable diligence thereafter to prosecute such cure, than the period for such cure shall be extended for a reasonable period of time not to exceed ninety (90) days;

(c) Buyer files a petition in bankruptcy, files a petition seeking reorganization, arrangement, composition or similar relief, or makes a general assignment for the benefit of creditors, or if any involuntary petition or proceeding under bankruptcy or insolvency laws is instituted against Buyer and not stayed, enjoined or discharged within ninety (90) days;

(d) If any representation or warranty made by Buyer herein was materially false or misleading when made, and Buyer fails to remedy such materially false or misleading representation or warranty within thirty (30) days after receipt of written notice of the particulars of such materially false or misleading representation or warranty from Seller;

(e) Buyer’s breach of or default under Section 15.2.2 or 15.2.3; or

(f) Buyer’s assignment of this Agreement other than in strict compliance with the requirements of Section 18.4.

10.1.2 Seller Events of Default. With respect to Seller:

(a) Seller fails to make payment of any amount payable to Buyer when due under this Agreement, which failure continues for ten (10) Business Days after receipt of written notice of such nonpayment from Buyer;

(b) Seller fails to cure a material breach or default in the performance of its obligations under this Agreement or any Purchase Order not otherwise specifically addressed in this Section 10.1.2 within thirty (30) days after receipt of written notice of such material breach or default from Buyer; provided, that if such breach or default cannot be remedied with reasonable diligence within such thirty (30) day period, so long as Seller timely commences curing such material breach or default and proceeds with reasonable diligence thereafter to prosecute such cure, than the period for such cure shall be extended for a reasonable period of time not to exceed ninety (90) days;

(c) For at least *** percent (***%) of deliveries made in the course of one (1) calendar quarter, Seller fails to deliver Products to the Delivery Point on the applicable Scheduled Ship Dates, and, as a result, such Products are not delivered to the applicable Destination Point within *** (***) Business Days of the date set forth in the Delivery Schedule (subject to delays caused by a Force Majeure Event or the Carrier’s failure that is unrelated to Seller’s late delivery);

(d) Seller files a petition in bankruptcy, files a petition seeking reorganization, arrangement, composition or similar relief, or makes a general assignment for the benefit of creditors, or if any involuntary petition or proceeding under bankruptcy or insolvency laws is instituted against Seller and not stayed, enjoined or discharged within ninety (90) days;

(e) If any representation or warranty made by Seller herein was materially false or misleading when made, and Seller fails to remedy such materially false or misleading representation or warranty within thirty (30) days after receipt of written notice of the particulars of such materially false or misleading representation or warranty from Buyer;

(f) Seller’s breach of or default under Sections 15.2.2, 15.2.3, or 16.3 (no cure period);

(g) Seller’s assignment of this Agreement other than in strict compliance with the requirements of Section 18.4 (no cure period);

(h) If Seller (i) offers a *** to a customer (and another customer accepts such ***), (ii) fails to notify Buyer in breach of its obligation to do so set forth in Section 3.1.3 such that Buyer discovers the breach either by audit, from a third party or in any other manner, (iii) the foregoing occurs on *** during the Term (no cure period); and

(i) Seller fails to issue an Order Acknowledgement as required pursuant to Section 2.1.3 after (i) Buyer resubmits the Purchase Order after five (5) Business Days elapse following the initial Purchase Order, (ii) five (5) additional Business Days elapse since such resubmission without Buyer’s receipt of the Order Acknowledgement or a proper rejection from Seller, (iii) thereafter, Buyer delivers a notice citing Seller’s breach of Section 2.1.3, and (iv) and such failure to issue an Order Acknowledgement continues for a period of ten (10) additional Business Days after receipt of such notice from Buyer.

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10.2 Remedies for Event of Default.

10.2.1 Upon the occurrence of an Event of Default, the non-defaulting Party may (a) terminate this Agreement, or, at its election, one or more Purchase Orders affected by such Event of Default, (b) seek specific performance of the defaulting Party’s obligations hereunder, (c) suspend performance under the Agreement or any Purchase Order until the defaulting Party cures such default, provided that Seller shall not suspend its obligations to perform Warranty service or to provide the Services set forth in Section 17.1 (unless, with respect to Section 17.1, Buyer’s Event of Default is its failure to pay for the Enlighten service and such suspension occurs consistent with Section 17.1); or (d) seek any other legal or equitable remedy available to such non-defaulting Party under applicable Laws. In addition, in the event of a Seller’s Event of Default, Buyer may exercise its rights pursuant to Section 16.3. For clarity, for a Seller Event of Default set forth in Section 10.1.2(h), in addition to termination of this Agreement and any other right or remedy available to Buyer under applicable Law or equity, the Parties agree that the amounts payable under Section 3.1.3 shall promptly be paid by Seller to Buyer.

10.2.2 Any termination for an Event of Default shall be without prejudice to any other right or remedy the non-defaulting Party may have under this Agreement or at Law or in equity (including the remedy of contract damages), and no such remedy shall be exclusive of any other remedy except as otherwise expressly set forth herein.

10.3 Termination for Force Majeure. If a Force Majeure Event affects the performance of the claiming Party for ninety (90) consecutive days, the non-claiming Party may terminate this Agreement or an affected Purchase Order upon not less than thirty (30) days prior written notice to such Party.

10.4 Limited Continuation at Buyer’s Election. If this Agreement is terminated by Buyer due a default of Seller pursuant to Sections 10.1.2(a), (c) or (d), then Buyer shall have the option, in its sole discretion, to continue to submit Purchase Orders for Products (and Seller shall have the obligation to continue to accept such Purchase Orders) pursuant to Section 2.1 wherein the Delivery Schedule for all such Purchase Orders provides for delivery to the Delivery Point on or before the first anniversary of the effective date of any such termination. If Buyer so-elects to continue to purchase Products then, notwithstanding such termination, this Agreement, except for Sections 3.1.3, 7.3, 9.2, 17.2, 18.1, shall continue in full force and effect solely with respect to purchases of Products during such period, and any other provision applicable to other Products or periods shall survive such termination or expiration only to the extent expressly set forth herein. During such period, the Unit Price shall remain the same as on the date immediately prior to the day of termination by Buyer.

ARTICLE 11

LIMITATIONS AND EXCLUSIONS ON LIABILITY

11.1 Limitation on Consequential Damages. IN NO EVENT SHALL EITHER PARTY BE RESPONSIBLE UNDER ANY PROVISION OF THIS AGREEMENT OR OTHERWISE WITH RESPECT TO THE PRODUCTS, FOR ANY CONSEQUENTIAL,

INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES, ANTICIPATED OR LOST PROFITS, LOSS OF TIME, OR OTHER SIMILAR LOSSES OF ANY KIND INCURRED BY THE OTHER PARTY IN CONNECTION WITH SUCH PARTY’S PERFORMANCE OR NON-PERFORMANCE UNDER THIS AGREEMENT.

11.2 Limitation on Aggregate Liability. EACH PARTY’S ENTIRE AND AGGREGATE LIABILITY FOR ALL CLAIMS MADE BY ONE PARTY AGAINST THE OTHER PARTY ARISING FROM THIS AGREEMENT SHALL NOT EXCEED THE GREATER OF: (a) *** DOLLARS ($***); OR (b) *** (***%) OF THE ANNUAL CONTRACT AMOUNT.

11.3 Exclusions from Limitations. NOTHING IN THIS ARTICLE 11 SHALL BE DEEMED OR CONSTRUED TO LIMIT (a) RECOVERY OF AMOUNTS OWED TO A THIRD PARTY THAT MAY BE RECOVERABLE FROM THE OTHER PARTY PURSUANT TO ANY INDEMNITY UNDER ARTICLE 8, (b) LIABILITY ARISING FROM A PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, INTENTIONAL BREACH, FRAUD, OR ILLEGAL OR UNLAWFUL ACTS, (c) AMOUNTS DUE TO SELLER FOR UNPAID INVOICES, OR (d) SELLER’S WARRANTY OBLIGATIONS SET FORTH IN Article 7 AND EXHIBIT G. THE LIMITS OF LIABILITY SET FORTH IN THIS AGREEMENT SHALL NOT BE REDUCED BY THE AMOUNT OF INSURANCE PROCEEDS AVAILABLE TO THE INDEMNIFIED PARTY.

11.4 No Limitation on Remedies. Except where this Agreement states that the applicable remedy set forth herein is the sole or exclusive remedy (or words of similar import) for such event, the rights and remedies of the Parties with respect to this Agreement in relation to such event are in addition to, and shall not be read or deemed a limitation on, those rights and remedies that may be available to a Party at law or in equity.

11.5 Supremacy. The provisions of this Article 11 shall prevail over any conflicting or inconsistent provisions contained elsewhere in this Agreement or in any Purchase Order.

ARTICLE 12

REPRESENTATIONS AND WARRANTIES

12.1 Representations and Warranties by Seller. Seller hereby represents and warrants to Buyer, as of the Effective Date, and as of the date of each Order Acknowledgement, as follows; provided, however, that if, as of the date of each Order Acknowledgement, Seller is in breach of this Section 12.1 but such breach would not have a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, or condition (financial or otherwise) of Seller and its Affiliates taken as a whole, or (b) the ability of Seller to perform its obligations under this Agreement, then such breach shall not be an Event of Default:

12.1.1 Due Organization; Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to

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do business in California and in each other jurisdiction where failure to so qualify would have a material adverse effect on its ability to perform its obligations under this Agreement.

12.1.2 Due Authorization. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate action on the part of Seller and do not and will not require the consent of any other Person except for any consents that have been obtained.

12.1.3 Execution and Delivery. This Agreement has been duly executed and delivered by Seller. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general equitable principles.

12.1.4 Governmental Approvals. No Governmental Approval is required on the part of Seller in connection with the execution, delivery and performance of this Agreement, except those which have already been obtained or which Seller anticipates will be timely obtained in the ordinary course of performance of this Agreement and before being required by applicable Law.

12.1.5 No Conflict; No Liens. The execution, delivery and performance by Seller of this Agreement will not (a) conflict with or cause any default under (i) its organizational documents, (ii) any indebtedness or other obligation of Seller or any contract to which Seller is a party or by which it or its properties may be bound or (iii) any applicable Law governing Seller or Seller’s performance hereunder or (b) subject Buyer or any Project or any component thereof (including the Products) to any Lien.

12.1.6 No Litigation. There are no actions, suits, proceedings, patent or license infringements, or investigations pending or, to Seller’s knowledge, threatened against it or its Affiliates at law or in equity before any Governmental Authority that individually or in the aggregate could result in a materially adverse effect on the business, properties or assets or the condition, financial or otherwise, of Seller or in any impairment of Seller’s ability to perform its obligations under this Agreement. Seller has no knowledge of any violation or default with respect to any order, writ, injunction or decree of any court or any other Governmental Authority that may result in any such materially adverse effect or such impairment.

12.1.7 Solvency. Without limiting the generality of Section 12.1.6:

(a) No petition or notice has been presented, no order has been presented, no order has been made and no resolution has been passed for the bankruptcy, liquidation, winding-up or dissolution of Seller.

(b) No receiver, trustee, custodian or similar fiduciary has been appointed over the whole or any part of the Products, including any Intellectual Property Rights embodied or used therein, or the income or assets of Seller.

(c) Seller has no plan or intention of, nor has received any notice that any other Person has any plan or intention of, filing, making or obtaining any such petition,

notice, order or resolution or of seeking the appointment of a receiver, trustee, custodian or similar fiduciary.

(d) Seller is solvent, is able to pay its debts as they become due, has capital sufficient to carry on its current business and all businesses in which Seller is about to engage, and now owns property having a value both at fair valuation and at present fair salable value greater than the amount required to pay Seller’s debts.

12.1.8 Hazardous Materials. Without limiting the generality of Section 12.1.6, Seller has not received notice of any claims related to Hazardous Materials in the Products, nor, to Seller’s knowledge, is there any event, circumstance or fact that could reasonably form the basis for such a claim.

12.2 Representations and Warranties by Buyer. Buyer hereby represents and warrants to Seller as follows:

12.2.1 Due Organization; Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in California and where failure to so qualify would have a material adverse effect on its ability to perform its obligations under this Agreement.

12.2.2 Due Authorization. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary company action on the part of Buyer and do not and will not require the consent of any trustee or holder of any indebtedness or other obligation of Buyer or any other party to any other contract with Buyer, except for any such consents that have been obtained.

12.2.3 Execution and Delivery. This Agreement has been duly executed and delivered by Buyer. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general equitable principles.

12.2.4 Governmental Approvals. No Governmental Approval is required on the part of Buyer in connection with the execution, delivery and performance of this Agreement except those which have already been obtained or which Buyer anticipates will be timely obtained in the ordinary course of performance of this Agreement and before being required by applicable Law.

12.2.5 No Conflict. The execution, delivery and performance by Buyer of this Agreement will not conflict with or cause any default under (i) its organizational documents, (ii) any indebtedness or other obligation of Buyer or any contract to which Buyer is a party or by which it or its properties may be bound or (iii) as of the date hereof, any applicable Law governing Buyer or the performance of its obligations hereunder.

12.2.6 No Litigation. There are no actions, suits, proceedings, patent or license infringements, or investigations pending or, to Buyer’s knowledge, threatened against it or its Affiliates at law or in equity before any Governmental Authority that individually or in the aggregate could result in any materially adverse effect on the business, properties or assets or the condition, financial or otherwise, of Buyer or in any impairment of Buyer’s ability to perform its obligations under this Agreement. Buyer has no knowledge of any violation or default with respect to any order, writ, injunction or decree of any court or any other Governmental Authority that may result in any such materially adverse effect or such impairment.

ARTICLE 13

DISPUTE RESOLUTION

13.1 Dispute Resolution, Consent to Jurisdiction and Equitable Remedies.

13.1.1 If a dispute arises between Seller and Buyer in any way arising out of or relating to this Agreement, the disputing Party shall promptly provide written notice to the other Party of the dispute (a “Notice of Dispute”). Within five (5) Business Days of the receipt of such Notice of Dispute, the Parties shall meet to negotiate in good faith to resolve the dispute quickly and with minimal costs to the Parties. If the Parties shall have failed to resolve any such dispute within thirty (30) days after receipt of the Notice of Dispute, either Party may bring suit in the United States District Court for the District of New York, or if such court does not have jurisdiction over such dispute, in the District Court of the State of New York, in each case located in New York City, which courts shall have exclusive jurisdiction with respect to all disputes arising out of or relating to this Agreement or any Purchase Order. By execution and delivery of this Agreement, each of the Parties hereby accepts the exclusive jurisdiction of the United States District Court for the District of New York, or if such court does not have jurisdiction over such dispute, in the District Court of the State of New York, in each case located in New York City.

13.1.2 Each Party irrevocably agrees to be bound by any final judgment (subject to any appeal available pursuant to applicable Law) of the applicable court determined in accordance with Section 13.1.1. Each Party irrevocably waives, to the fullest extent permitted by Law, any claim that any such suit brought in any such court has been brought in an inconvenient forum. Each of the Parties hereto knowingly, voluntarily, intentionally and irrevocably waives any right it may now or hereafter have to a trial by jury in any litigation based herein, or arising out of, under, or in respect of this Agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Parties hereto.

13.1.3 Notwithstanding any provision in this Agreement, the Parties understand and agree that any breach or threatened breach of this Agreement by Seller may result in irreparable injury to Buyer, that any remedy available to Buyer at Law in relation to such breach or threatened breach would be an inadequate remedy for such breach or threatened breach and that, in addition to any other remedies Buyer has under this Agreement or any Purchase Order or under Law for such breach or threatened breach, Buyer shall be entitled at any time to seek to enforce the specific performance of this Agreement and the applicable Purchase Orders by Seller through injunctive relief, without the necessity of proving actual damages or posting a bond and without limitation of the right to recover such damages.

13.2 Continued Performance During Dispute Resolution. During the pendency of any dispute, the Parties shall continue to timely and diligently perform any obligation under this

Agreement that is not the subject of a dispute; provided, however, if Buyer fails to timely make payment on an invoice without disputing such invoice pursuant to Section 3.5, Seller may reject any Purchase Orders issued by Buyer until Buyer pays such overdue amounts (including amounts owed for Enlighten pursuant to Section 17.1.1) and any interest thereon in full. Without limiting the foregoing, Seller shall continue performing its warranty obligations and its obligations under Article 17.

ARTICLE 14

FORCE MAJEURE

14.1 Force Majeure Events. Performance under this Agreement shall be excused due to, and a Party shall not be liable for or deemed in breach of this Agreement because of, any failure or omission to carry out or observe its obligations under this Agreement, to the extent that such performance is rendered impossible or delayed by fire, flood, act of God or the public enemy, act of a Governmental Authority (other than in respect of the failure of a Party to comply with applicable Law), national or regional labor difficulties, riot, perils of the sea, or any other extraordinary event where the failure to perform or the delay is beyond the reasonable control of, and could not have been reasonably foreseen by, the nonperforming Party; provided that such event is not caused by or attributable to the negligence or fault of, or breach of its obligations hereunder by, such Party, and could not have been avoided by prudent commercial practices (any such event, a “Force Majeure Event”). Force Majeure Events shall not include: (a) mechanical or equipment failures (except to the extent any such failure is itself caused by a Force Majeure Event); (b) delays in customs clearance (except to the extent any such delay is itself caused by a Force Majeure Event); (c) any delays or other problems associated with the issuance, suspension, renewal, administration or withdrawal of, or any other problem directly or indirectly relating to, any Governmental Approval or the applications therefor where such delays or problems are within the affected Party’s reasonable control; (d) labor strikes or other labor difficulties that are not of a general and widespread nature or are specific to the affected Party’s personnel or facilities; (e) any weather condition unless of a catastrophic nature or listed above; (f) lack of financial resources, cost increases in commodities or labor, or other economic conditions; and (g) failure of raw or finished material supply, unless such failure was itself the result of a Force Majeure Event.

14.2 Notice of Force Majeure Events. As a condition to claiming a Force Majeure Event, the claiming Party shall promptly give the other Party a written notice describing the particulars of the Force Majeure Event of the occurrence of any such Force Majeure Event, including an estimate of the expected duration and the probable impact of the Force Majeure Event on the performance of such Party’s obligations hereunder. The Parties agree to use reasonable efforts to notify each other of potential Force Majeure Events and update each other on developments regarding potential Force Majeure Events. The Party claiming the Force Majeure Event shall have a continuing obligation to deliver to the other Party regular updated reports supporting its claim regarding a Force Majeure Event promptly after such information is available to such Party and until such time as the Force Majeure Event is no longer in effect.

14.3 Mitigation. The impact of the Force Majeure Event on a Party’s performance shall be of no greater scope and no longer duration than is reasonably required by such event. The Party claiming a Force Majeure Event shall have a duty to alleviate and mitigate the cause and effect, including duration, costs and Delivery Schedule impacts, in each case arising from such Force Majeure Event, and to resume performance of its affected obligations under this Agreement and the affected Purchase Orders promptly after being able to do so. The burden of proof with respect to a Force Majeure Event shall be on the Party claiming the same.

ARTICLE 15

CONFIDENTIALITY

15.1 Ratification of NDA. The Parties acknowledge and agree that the provisions of the NDA shall apply this Agreement, including with respect to all Confidential Information, and the term of such NDA shall extend for a period of two (2) years beyond the last day of the Term (including any extension pursuant to Section 10.4).

15.2 Additional Provisions. The provisions of this Section 15.2 shall supplement the provisions in the NDA, and in the event of a conflict, the provisions of this Section 15.2 shall prevail.

15.2.1 Ownership of Confidential Information.

(a) Each Party shall retain all right and title to, and interest in, its own Confidential Information as of the Effective Date.

(b) All Confidential Information obtained, developed or created by or specifically for Buyer in connection with and relating solely to its performance of this Agreement, a Purchase Order or a Project hereunder, including copies thereof, is the exclusive property of Buyer. No right or license is granted to Seller or any third party respecting the use of such Confidential Information, or any of Buyer’s Confidential Information, except as expressly set forth in this Agreement or any Purchase Order and otherwise solely to the extent necessary for Seller’s performance of its obligations hereunder. Seller shall deliver the Buyer’s Confidential Information, including all copies thereof, to Buyer upon its request.

(c) Without limiting the generality of Section 15.2.1(a): (i) as between Buyer and Seller, Buyer shall have exclusive ownership of all information, data, and documents relating to the Projects in which any of the Products are installed; and (ii) in no event shall Buyer be deprived of its rights to the energy production data, customer data, or any other information (“Data”) that may be stored in or accessible by any Products with respect to Systems owned or operated by Buyer; provided, however, that Seller shall have the right to use Data pursuant to the terms of Section 16.4, but only if and to the extent that (A) the Data is aggregated and (B) the Data does not identify Buyer or any customer of Buyer. Seller hereby disclaims any and all other right, title or interest in and to all such Data.

15.2.2 Confidentiality of Agreement. Each Party shall keep the terms of this Agreement and all Purchase Orders confidential, unless (a) the other Party consents in writing to such disclosure in advance, (b) disclosure is required by lawful subpoena of a Governmental Authority or pursuant to rules or regulations of a Governmental Authority, including, without limitation, the Securities and Exchange Commission or similar state securities authority, or (c) otherwise provided in this Section 15.2.2. If a Party is compelled by Law to disclose the terms of this Agreement or a Purchase Order, except in the case of disclosure required by the Securities and Exchange Commission or state securities authority, the Parties shall cooperate in seeking a protective order or other order limiting disclosure. If a protective order or a similar order limiting disclosure is not obtained, the compelled Party shall furnish only that portion of the terms of this Agreement that, upon the advice of its legal counsel, it is legally required to disclose. Without the prior consent of the other Party, (i) each Party may disclose the terms of this Agreement to its employees, partners, auditors, consultants, accountants, financial institutions or advisors, investment partners, Financing Parties, attorneys, and other third party advisors, provided such disclosure is on a “need-to-know” basis and such Persons are legally bound by a contractual or professional obligation to keep this Agreement confidential and to not further disclose the terms of this Agreement, and (ii) the Parties may file this Agreement with the Securities and Exchange Commission, provided that such Party filing this Agreement shall work with the other Party to determine what information (such as pricing and other proprietary business information) will be the subject of “CTR.”

15.2.3 Publications and Announcements. No Party shall make a public announcement or issue a press release about this Agreement, the transactions set forth herein, the terms and conditions of this Agreement, or the Party’s relationship without the prior written consent of the other Party. Each Party shall coordinate with the other Party with respect to, and provide advance copies to such other Party for review of, the text of any proposed announcement or publication that may include any non-public information concerning this Agreement or the activities or obligations of any Party hereunder prior to the dissemination thereof to the public or to any Person other than such announcing Party’s employees, contractors, subcontractors, representatives, agents or Affiliates, in each case, who agree in writing to keep such information confidential. The non-announcing Party shall deliver written notice to the announcing Party of any objections to the proposed announcement or publication within a reasonable period of time after receiving the advance copy of the proposed announcement; provided, however, the non-announcing Party’s failure to notify the announcing Party of any objections shall not be construed as a waiver of the covenant set forth in the first sentence of this Section 15.2.3. The Parties shall work in good faith to resolve any objections. Subject to the foregoing, the Parties shall issue a mutually agreeable, joint press release promptly after execution of this Agreement announcing the Parties entry into a long term supply agreement. This Section 15.2.3 shall be subject to Section 2.6, and Buyer shall be permitted to use, and Seller hereby consents to Buyer’s use of, Seller’s name and the Enphase Trademarks consistent with the Seller’s then current trademark usage policies or to generally announce to potential customers the use of Seller’s Products when marketing a System.

ARTICLE 16

INTELLECTUAL PROPERTY MATTERS

16.1 Seller’s Representations and Warranties Regarding Intellectual Property Rights. Seller represents and warrants to Buyer that:

16.1.1 To Seller’s knowledge, the Products do not infringe or misappropriate any Intellectual Property Rights of any third party;

16.1.2 Seller has all necessary right, title, and interest in and to the Intellectual Property Rights necessary for Seller to (a) perform its obligations hereunder, including, without limitation, the manufacturing, delivery, and sale of Products by Seller to Buyer hereunder and (b) grant to Buyer the Product Use License and any other licenses granted to Buyer in this Agreement;

16.1.3 To Seller’s knowledge, as of the Effective Date, there are no disputes, claims or controversies pending or, to Seller’s knowledge, threatened, with respect to Intellectual Property Rights that could reasonably be expected to limit Seller’s ability to (a) perform its obligations hereunder, including, without limitation, the manufacturing, delivery, and sale of Products by Seller to Buyer hereunder and (b) grant to Buyer the Product Use License and any other licenses granted to Buyer in this Agreement; and

16.1.4 Neither Seller’s performance of its obligations hereunder, including, without limitation, the manufacturing, delivery, and sale of Products by Seller to Buyer, nor Buyer’s use of the Products as intended, will infringe upon any Intellectual Property Rights of any third party.

16.2 Product Use License. Subject to the terms and conditions of the Agreement, Seller hereby grants to Buyer and its permitted successors and permitted assigns an irrevocable, non-cancellable, non-exclusive, non-sublicensable, non-transferable (except as permitted under Section 18.4), fully paid-up, royalty-free, United States only right and license, under all of Seller’s Intellectual Property Rights, for so long as any of Buyer and its permitted successors and permitted assigns has any rights of ownership in or to any Product, solely to distribute, purchase, install, use, have used, operate, maintain, repair, offer for sale and sell such Product; provided, however that Buyer has made all payments for such Product to Seller as required under this Agreement (the “Product Use License”).

16.3 Seller’s Intellectual Property Rights and Source Code Escrow.

16.3.1 Escrow. Within sixty (60) days after the Effective Date, the Parties shall enter into a backup escrow arrangement (“Backup Escrow Agreement”) with a mutually agreeable third party escrow agent (“Escrow Agent”). Buyer shall be responsible for timely paying all reasonable fees, expenses, costs or other amounts associated with establishing and maintaining the escrow (“Escrow Fees”) pursuant to the terms and conditions of the Backup Escrow Agreement.

16.3.2 Escrow Materials. Promptly following execution of the Backup Escrow Agreement, and pursuant to the terms and conditions thereof, Seller shall deposit and maintain under escrow: (a) a complete copy of the binary files, source code and object code for the Enlighten software and the software components of Seller’s backend system used in providing the Enlighten service that are proprietary to Seller, including all relevant documentation associated with such software (the “Enlighten Software”); and (b) and instructions on how Buyer shall be able to retrieve the Data that is hosted on the various servers, locations, or other storage apparatuses that it may be located on (the Data and the Enlighten Software shall collectively be referred to as the “Escrow Materials”). Promptly following any material update to the Enlighten Software, but no less than annually, and immediately prior to termination of the Hosting Period, Seller shall update the Escrow Materials to conform to the then-current version of the Enlighten Software used to provide the Enlighten service to Buyer under this Agreement.

16.3.3 Release Conditions. Upon satisfaction of the Release Conditions, Buyer may request that the Escrow Agent release the Escrow Materials to Buyer by written notice to the Escrow Agent (“Escrow Materials Release Notice”). The Escrow Materials Release Notice shall: (a) specify that the Release Conditions have been satisfied; (b) include a copy of any other notice confirming the occurrence of a Seller Event of Default; and (c) include a certification by an officer of Buyer that Buyer has not received notice from Seller of the occurrence of any breach by Buyer set forth in Section 10.1.1 as of the date of the Escrow Materials Release Notice. The Backup Escrow Agreement shall provide that, upon the Escrow Agent’s receipt of the Escrow Materials Release Notice, the Escrow Agent shall contact the Seller to determine if the Seller has any dispute or disagreement with the terms set forth in Sections 16.3.3(a) – (c) above. If there is any such dispute or disagreement, then the Escrow Agent shall release the Escrow Materials to Buyer only after such dispute or disagreement has been finally settled pursuant to the provisions of Article 13.

16.3.4 Escrow Materials License. Subject to satisfaction of the Release Conditions and the actual release of the Escrow Materials, Seller hereby grants to Buyer a non-exclusive, non-sublicenseable, non-transferable, United States only, *** relating to and necessary to utilize the Escrow Materials, solely until Seller has cured the breach that lead to the trigger of the Release Conditions (including reimbursement of Buyer of its costs and expenses relating to implementing the escrowed materials) and has resumed full performance under this Agreement, to reproduce and use the Escrow Materials for Buyer’s internal purposes and to provide the Enlighten service to owners of any System at which Envoys purchased under this Agreement have been installed (the “Escrow Materials License”).

16.3.5 Confidentiality of Enlighten Software. Notwithstanding anything to the contrary in this Agreement or the NDA, Buyer acknowledges that the Enlighten Software is Seller’s Confidential Information. Buyer agrees (a) not to remove, obscure, or alter any copyright or other proprietary rights notices appearing in or on any Enlighten Software, (b) to reproduce all such copyright or other proprietary rights notices on all copies made of the Enlighten Software made by Buyer, and (c) to not use the Enlighten Software for any purpose other than expressly permitted under this Agreement.

16.4 Buyer’s Data. Buyer shall retain exclusive ownership of all Data and all Data shall be deemed the Confidential Information of Buyer and shall not be disclosed by Seller to

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

any Person without Buyer’s prior written consent. Notwithstanding the foregoing sentence, for so long as Seller is hosting and operating the Enlighten monitoring service pursuant to Section 17.1, Seller shall have, and Buyer does hereby grant to Seller, a right of limited access and use of the Data generated in connection with the Enlighten monitoring services for Seller’s internal purposes and analysis, including ongoing research and development, and such development may lead to the development of other products which may be offered for sale by Seller. Seller may, without the prior written consent of Buyer, disclose Data to Persons other than Buyer so long as (a) the customer data is anonymous, meaning that the data shall not contain any personal identifying information or other sensitive information, including, without limitation: site location, site photos, address, site owner, system owner, installer, equipment types, and other system-specific information; (b) customer data is aggregated with other customer data; and (c) customer data comprising such aggregate data set comprises a representative sample of the entire data set.

16.5 Retention of Data. Seller shall maintain all Data and any other information collected by Seller in connection with its performance of this Agreement for a period of one (1) year following the termination or expiration of this Agreement. Seller shall be permitted to retain the Data for an indefinite period of time and if Buyer so requests, Seller shall disassociate Buyer’s specific information from the Data.

ARTICLE 17

OTHER OBLIGATIONS

17.1 Enlighten.

17.1.1 Hosting. For the life of every Envoy purchased under this Agreement (the “Hosting Period”), for no additional cost to Buyer beyond that paid by Buyer for each Envoy and *** following such purchase of each Envoy pursuant to Exhibit A, Seller shall (a) host and operate the Enlighten monitoring software service for all monitored Systems, and (b) provide access to such Enlighten monitoring software service to end users via a web-based online interface and to Buyer via Seller’s application programming interface (“API”). At no additional cost to Buyer, Buyer shall be able to make the number of requests as is reasonably necessary to conduct its business consistent with past practices; provided, however, that if Buyer needs to make substantially more requests to Seller’s system that is not consistent with past practices, then they shall negotiate in good faith the technical solution to enable Seller’s system to accommodate the increase in requests, as well as the costs involved with any modifications or upgrades. The obligations of Seller and rights granted to Buyer in this Section 17.1.1 are perpetual and irrevocable during the Hosting Period, shall survive any termination, cancellation or expiration of this Agreement, and shall continue notwithstanding any failure by Buyer to pay the *** or any other amount under this Agreement. Should Buyer fail to ***, Seller may, as Seller’s sole remedy, seek recovery of damages, interest at the Late Payment Rate, and attorney’s fees from Buyer but shall not suspend performance of its obligations, or Buyer’s rights, under this Section 17.1.1 unless: (i) Buyer has refused to *** with respect to a System; and (ii) Seller provides Buyer with written notice of such failure to *** and Buyer’s failure continues for a period of thirty (30) days. Seller shall only have the right to suspend its obligations and services provided under this Section 17.1.1 with respect to the Systems for which Buyer *** (with any *** to the earliest *** still subject to ***).

17.1.2 Seller Technical Development and Support. At no additional cost to Buyer, Seller shall continue to collaborate with Buyer and to provide reasonable technical development support with respect to new Buyer products and solutions including: (a) communications hardware; (b) systems integration; (c) Enlighten modifications to assist with fleet management and other Buyer requests; and (d) integration with new Buyer products and services.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

17.2 Mutual Support. Seller shall use commercially reasonable efforts to provide support as reasonably requested by Buyer for technical training, installer training, and other support to assist in the deployment and installation of Products; provided, however, such support shall not involve the presence of Seller’s personnel on any Project site. At no additional cost to Buyer, Seller shall use commercially reasonable efforts to provide representation and be present as needed by Buyer for Buyer’s discussions with local building permit offices, licensing boards, and other Governmental Authorities to explain microinverter technology and the Products, provided that Buyer requests Seller’s presence no later than two (2) weeks prior to the scheduled meeting.

ARTICLE 18

MISCELLANEOUS

18.1 Audit Of Seller’s Records. Seller shall keep accurate books and records related to its performance under this Agreement and all Purchase Orders as are necessary to verify Seller’s compliance therewith, including, without limitation, Seller’s compliance with Section 3.1.3. At any time during the Term, and for a *** (***) year period after the end of the Term, Buyer may designate an independent third party auditor that is reasonably satisfactory to Seller (the “Auditor”), to audit Seller’s books and records, with no less than *** (***) Business Days prior notice to Seller, in order to determine Seller’s compliance with Section 3.1.3. The Auditor, as a representative of Buyer, shall be bound by the terms of the NDA. Seller shall not delay its approval of the Auditor and shall cooperate with the Auditor in connection with this audit. If the audit shows that Seller was not in compliance with the terms this Agreement (including, without limitation, Section 3.1.3), then Seller shall promptly cure its failure to comply with such section. If the audit reveals that a credit is due to Buyer, Buyer may take this credit against the next payment or payments due Seller until the credit is exhausted. Buyer shall incur the audit at its own expense, however, if the audit reveals that any adjustments are necessary in amounts of more than *** Dollars ($***), the cost of the audit shall be borne by Seller. This Section 18.1 shall survive the termination of this Agreement for a period of ***.

18.2 Currency. All monetary amounts referenced herein are in U.S. Dollars, and monies due by one Party to the other Party hereunder shall be invoiced and payable in U.S. Dollars.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

18.3 Applicable Law. This Agreement, and the rights and obligations of the Parties and any dispute arising under or relating thereto (whether in contract, tort or otherwise) shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of law rules thereof or any other statute or doctrine that might call for the application of the laws of any other jurisdiction.

18.4 Assignment. Neither Party may assign, sell, transfer or otherwise dispose of its rights or obligations under this Agreement, nor may it delegate its duties under this Agreement, in each case without obtaining the prior written consent of the other Party. Notwithstanding the foregoing sentence, Buyer may transfer this Agreement and any then-effective Purchase Orders (whether by assignment, novation, operation of law, or otherwise), in whole or in part: (a) to an Affiliate; (b) to a Financing Party for collateral security purposes only; or (c) in connection with a merger, acquisition, or sale of substantially all of its assets; in each case of clauses (a) through (c), without prior notice to Seller or Seller’s prior written consent; however, Buyer shall notify Seller of such transfer within a reasonable period of time after such transfer is effective. Any unauthorized assignment, novation or transfer of this Agreement or the rights or obligations under this Agreement, shall be void and unenforceable. Subject to this Section 18.4, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and permitted assigns.

18.5 Financing Assistance. Seller shall cooperate with all reasonable requests of Buyer in connection with any financing transaction undertaken by Buyer, including, without limitation, by (1) executing any estoppels, amendments and modifications hereto reasonably requested by the Financing Parties and which are customary for such transactions, (2) promptly furnishing all documents as may be reasonably requested by the Financing Parties, and (3) promptly executing consents (the “Consents”) and other related documents, in a form reasonably requested by such Financing Party(ies) and containing provisions customary to such financing transactions. Seller shall respond promptly to reasonable requests for information from Financing Parties or Buyer on their behalf.

18.6 Representatives. Each Party shall nominate a Representative or Representatives to oversee and coordinate the performance of its obligations under this Agreement and each Purchase Order delivered hereunder and to act as its liaison with the other Party’s Representative for the duration of this Agreement, and the contact information for each Party’s Representative is set forth in Exhibit I. Each Party shall promptly notify the other Party of its Representative and make available the Representative (or a suitable replacement) at all reasonable times to carry out this role. Notwithstanding any other provision of this Agreement, Seller acknowledges that (a) no action by Buyer’s Representative can waive, alter or modify any right of Buyer or obligation of Seller hereunder, and (b) Buyer’s Representative is not authorized to execute any certificate hereunder, and that such certificate will be executed by a duly appointed officer or other designated Person of Buyer.

18.7 Severability. The invalidity of one or more phrases, sentences, clauses, sections or articles contained in this Agreement or in any Purchase Order shall not affect the validity of the remaining portions of this Agreement and such Purchase Order (or any other Purchase Orders delivered hereunder). Any such invalid phrases, sentences, clauses, sections or articles shall be deemed severed from this Agreement and shall be of no force or effect, and the remaining phrases, sentences, clauses, sections and articles shall continue to apply to the maximum extent that the material purposes of this Agreement and any affected Purchase Order can be determined and effectuated.

18.8 Amendments. No change, amendment or modification of this Agreement shall be valid or binding upon the Parties hereto unless such change, amendment or modification shall be in writing and duly executed by both Parties hereto.

18.9 Joint Effort. The negotiation and drafting of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.

18.10 Non-Waiver. Any failure of any Party to enforce any of the provisions of this Agreement or any Purchase Order or any decision or failure to require compliance with any of its terms at any time during the Term shall in no way affect the validity of this Agreement, or any part hereof and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provision. Any such waiver of any of the provisions of this Agreement or any Purchase Order shall be in writing and executed by the party to whom performance or other compliance with the terms hereof is owed.

18.11 Independent Contractor. Seller is an independent contractor, and all persons employed by Seller in connection herewith shall be employees of Seller and not employees of Buyer or any of Buyer’s Affiliates in any respect. Nothing contained in this Agreement shall be construed as constituting a joint venture or partnership between Seller and Buyer.

18.12 Counterparts and Execution. This Agreement may be signed in any number of counterparts and each counterpart shall represent a fully executed original as if signed by both Parties. Delivery of this Agreement may be accomplished by means of an exchange of facsimile or emailed signatures, which shall be deemed originals for all purposes.

18.13 Notices.

18.13.1 Notices and other communications by either Party under this Agreement shall be deemed given when sent either by (a) personal delivery, (b) postage prepaid registered or certified mail, return receipt requested, (c) nationally recognized overnight courier service, or (iv) confirmed facsimile or electronic transmission, in each case addressed to the applicable Party as set forth in Exhibit I, or to such other address as either of the Parties shall have provided to the other in writing pursuant to Section 18.13.3.

18.13.2 Without limiting any other means by which a Party may be able to prove that a notice has been received by another Party, a notice shall be deemed to be duly received (a) if delivered by hand or courier service, the date when delivered to the address of the recipient; (b) if sent by registered or certified mail, return receipt requested, the date the receiving party executes the return receipt; or (c) if sent by facsimile or electronic transmission, upon receipt by the sender of an acknowledgment of receipt, including, without limitation, an automatically-generated emailed read receipt, an automatically-generated transmission report generated by facsimile machine indicating that the facsimile was sent in its entirety to the recipient’s facsimile machine number, or a manually-generated acknowledgement of such emailed or faxed notice.

18.13.3 Either Party shall have the right to change the address or name of the person to whom such notices are to be delivered by notice to the other Party.

18.14 Further Assurances. Seller and Buyer each agree to provide such information, execute and deliver any instruments, applications, oaths, assignments, and documents and to take such other actions as may be necessary or reasonably requested by the other Party which are not inconsistent with the provisions of this Agreement and which do not involve the assumptions of obligations other than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement.

18.15 Buyer’s Review of Seller’s Information or Documents. No inspection or review by Buyer or Affiliates shall constitute an approval, endorsement or confirmation of any drawing, plan, specification or Product or an acknowledgment by Buyer that any drawing, plan, specification or Product satisfies the requirements of this Agreement; nor shall any such inspection or review relieve Seller of any of its obligations to provide the Products in conformance with all requirements of this Agreement.

18.16 No Recourse. The obligations of Buyer under this Agreement shall be without recourse to any of the officers, board members, directors, shareholders, members, employees, agents, partners, Affiliates, or Financing Parties of Buyer, or to the Affiliates of any of the foregoing.

18.17 Survival. The provisions of Article 1, Article 3, Article 7, Article 8, Article 9, Article 10, Article 11, Article 13, Article 15, Article 16, Article 18, and of Sections 4.2, 5.3, 5.4, 5.5, 5.6, and 17.1 of this Agreement shall survive the expiration or other termination of this Agreement, as well as any other provision that expressly or by its nature survives.

18.18 Third Parties. Except as otherwise expressly provided in this Agreement, nothing in this Agreement shall be construed to create any duty to, standard of care with respect to, or any liability to any person who is not a party to this Agreement.

18.19 Conflicting Provisions. In the event of any inconsistencies within this Agreement and the following related documents, the following order of precedence in the interpretation hereof or resolution of such conflict hereunder shall prevail:

(a)	Amendments to this Agreement executed by both Parties;

(b)	This Agreement (excluding Purchase Orders and Exhibits);

(c)	Purchase Orders delivered in accordance with Article 2; and

(d)	The Exhibits hereto.

[signatures appear on next page]

NOW, THEREFORE, the Parties hereto have entered into this Agreement as of the Effective Date.

SELLER:
ENPHASE ENERGY, INC.

By: /s/ Jeff Loebbaka
Name: Jeff Loebbaka
Title: SVP, Global Sales, Marketing and Support

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

[SIGNATURE PAGE]

BUYER:

VIVINT SOLAR DEVELOPER, LLC

By: /s/ Jan Newman
Name: Jan Newman
Title: Vice President, Business Development

[SIGNATURE PAGE]

SCHEDULE 1

Definitions and Rules of Interpretation

1. Definitions.

“Affiliate” means, with respect to any entity, another entity or a person which controls, is controlled by, or is under common control with the first entity. For purposes of this definition “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity, means the possession, directly or indirectly through one or more intermediaries, of any of the following with respect to another entity: (a) the legal or beneficial ownership of more than fifty percent (50%) of the economic interest in such entity, (b) the power to elect more than fifty percent (50%) of the directors, managers, or other voting members of the governing body of such entity, (c) more than fifty percent (50%) of the voting securities (or equivalent voting interests) in such entity, or (d) the power to direct or cause the direction of the management and policies of such entity (by contract or otherwise).

“Agreement” means this Agreement as defined in the preamble, including all Exhibits hereto, as supplemented by any Purchase Order issued hereunder and as amended in accordance with this Agreement from time to time.

“Amendment 1” has the meaning set forth in the Recitals.

“Amendment 2” has the meaning set forth in the Recitals.

“Amendment 3” has the meaning set forth in the Recitals.

***

“API” has the meaning set forth in Section 17.1.1.

“Backup Escrow Agreement” has the meaning set forth in Section 16.3.1.

“Business Day” or “Business Days” means any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in Provo, Utah or New York, New York.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer Indemnitees” has the meaning set forth in Section 8.1.

“Buyer-Related Persons” has the meaning set forth in Section 8.6.

“Buyer Taxes” has the meaning set forth in Section 3.9.3.

“Carrier” means a carrier selected by Seller (and approved by Buyer in advance) when arranging transportation of Products from the Delivery Point to the Destination Point.

“Confidential Information” has the meaning set forth in Section 15.1.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Schedule 1-1

“Consent” or “Consents” has the meaning set forth in Section 18.5.

“Contract Amount” means the total aggregate amounts under all Purchase Orders that has been received by Seller from Buyer under this Agreement with respect to Products, as it may from time to time be changed or adjusted pursuant to the terms hereof.

“Data” means (a) all enablement and solar production data and customer data or other information generated by Seller’s Microinverters and Buyer’s meters at monitored installations that is transmitted by the Envoys to Seller’s network services.

“Delivery Date” means the date that the Product arrives at the Destination Point.

“Delivery Month” means the calendar month specified in a Purchase Order in which Products that Buyer orders under such Purchase Order are to arrive at their respective Destination Points, as set forth in the applicable Delivery Schedule.

“Delivery Point” has the meaning set forth in Section 5.1.1.

“Delivery Schedule” means the written schedule issued by Buyer pursuant to Section 2.1.2, and as may be modified pursuant to Section 2.1.5, detailing (a) the Delivery Dates, (b) the Product names/models and quantities thereof to be delivered on the Delivery Dates, and (c) the Destination Point for each Product.

“Destination Point” means the location at Buyer’s facility (or Buyer’s contracted storage facility) to which the Carrier is to deliver Products ordered under a Purchase Order, as designated in the Delivery Schedule relating to such Purchase Order.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Enlighten” means Seller’s proprietary software platform with web-based tools and interfaces enabling remote monitoring of Systems, individual solar modules composing such Systems, and their performance, and which interfaces with Envoy and integrates with Buyer’s billing system.

“Enlighten Software” has the meaning set forth in Section 16.3.2.

“Enphase Trademarks” means the trade name “Enphase Energy, Inc.,” “Enphase Energy” and the trademarks of Seller used on the Products, within the Enlighten service, and on Seller’s Documentation, the ingredient trademark “Enphase Energized” and such other trademarks as Seller may, from time to time, notify Buyer of in writing.

“Envoy” means Seller’s proprietary power line communications hardware device connecting each photovoltaic module and microinverter in a System and providing a network communications gateway for Enlighten to access System performance data, the model of which is set forth on Exhibit A.

“Escrow Agent” has the meaning set forth in Section 16.3.1.

Schedule 1-1

“Escrow Fees” has the meaning set forth in Section 16.3.1.

“Escrow Materials” has the meaning set forth in Section 16.3.2.

“Escrow Materials License” has the meaning set forth in Section 16.3.4.

“Escrow Materials Release Notice” has the meaning set forth in Section 16.3.3.

“Event of Default” has the meaning set forth in Section 10.1.

“Financing Parties” means (a) any and all lenders providing senior or subordinated construction, interim or long-term debt or other financing or refinancing to Buyer, a Permitted Assignee or their respective Affiliates, (b) any and all equity investors in Buyer, a Permitted Assignee or their respective Affiliates providing tax equity investment or leveraged lease-financing or refinancing (or any other equity investor that makes a capital contribution to Buyer, a Permitted Assignee or their respective Affiliates in cash or in kind) or (c) any person providing credit support to Buyer, a Permitted Assignee or their respective Affiliates, in each case in connection with the Project or a portfolio of projects of which the Project is a part (for the duration of the period of such inclusion only) and, in each case, any trustee or agent acting on behalf of the Buyer, a Permitted Assignee or their respective Affiliates.

“Force Majeure Event” has the meaning set forth in Section 14.1.

“Governmental Approval” means any authorization, approval, order, license, permit, franchise or consent, registration, declaration or filing with any Governmental Authority.

“Governmental Authority” means any national, autonomic, regional, province, town, city, tribal, or municipal government, whether domestic or foreign, or other administrative, regulatory or judicial body of any of the foregoing.

“Hazardous Materials” means hazardous or toxic substance, waste or material, or any other substance, pollutant or condition that is commonly understood to pose a severe risk to human health or the environment.

“Hosting Period” has the meaning set forth in Section 17.1.1.

“Indemnified Party” has the meaning set forth in Section 8.6.

“Indemnifying Party” has the meaning set forth in Section 8.6.

“Initial Term” has the meaning set forth in Section 1.2.

“Intellectual Property Rights” means, with respect to any Person, all (a) patents, patent applications, patent disclosures, inventions and improvements (whether patentable or not), (b) copyrights and copyrightable works (including computer programs) and registrations and applications therefor, including any software, firmware, or source code, (c) trade secrets, know-how and other confidential information, (d) database rights, (e) have made drawings and (f) all other forms of intellectual property, including waivable or assignable rights of publicity or moral

Schedule 1-2

rights, and any right to bring suit or collect damages for the infringement, misappropriation or violation of the foregoing, anywhere in the world, that are held by that Person.

“Invoice” has the meaning set forth in Section 3.3.

“Late Payment Rate” means a rate of interest equal to one percent (1%) per month of the amount due.

“Laws” means all laws, statutes, treaties, ordinances, codes, judgments, decrees, directives, guidelines, policies, injunctions, writs, orders, rules, regulations, interpretations, licenses, permits and other approvals with, from or of any governmental authority having jurisdiction over the Products, the site at which Products are installed, and this Agreement and each other document, instrument and agreement delivered hereunder or in connection herewith, including those relating to health, safety or the environment in the Territory.

“Lien” means any lien (statutory or other), pledge, mortgage, charge, security interest, deed of trust, assignment, hypothecation, title retention, fiduciary transfer, deposit arrangement, easement, encumbrance, bond right, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the right to claim the foregoing) in respect of an asset, whether or not filed, recorded or otherwise perfected or effective under applicable Law.

“Losses” has the meaning set forth in Section 8.1.

“Manufacturing Facility” means Flextronics Global Services Shenzhen, 3# Tian Fu Road, Tong Fu Yu Industrial Park, Fu Yong Town, Bao An District, Shenzhen City, China.

“Microinverter” has the meaning set forth in Exhibit G and includes the microinverters in the M215 series as set forth on Exhibit A.

“NDA” means that certain Confidentiality and Non-Disclosure Agreement by and between Buyer and Seller, dated as of April 3, 2014, attached hereto as Exhibit E.

“Notice of Dispute” has the meaning set forth in Section 13.1.

“Order Acknowledgement” has the meaning set forth in Section 2.1.3 and is a written acknowledgement issued by Seller in response to, and in acceptance of, a Purchase Order, containing the following information: (a) the billing address; (b) the Destination Point(s); (c) Scheduled Ship Dates for Products based on the Delivery Schedule submitted with the Purchase Order being acknowledged and accepted; (d) name of the Seller’s Representative for Purchase Orders; (d) the number of the Purchase Order being acknowledged and accepted; (e) the date of the Purchase Order being acknowledged and accepted; and (f) Seller’s order number. Any term in either the Order Acknowledgement or the Purchase Order that is inconsistent with the terms of this Agreement shall not be enforceable by the relevant Party.

“Original Agreement” has the meaning set forth in the Recitals.

“Party” and “Parties” have the meanings set forth in the preamble to this Agreement.

Schedule 1-3

“Person” means any individual, corporation, company, voluntary association, partnership, incorporated organization, trust, limited liability company or any other entity or organization, including any Governmental Authority. A Person shall include any officer, director, member, manager, employee or agent of such Person.

“PO Product Quantity” has the meaning set forth in Section 2.1.2(b).

“Product” has the meaning set forth in Exhibit A.

“Product Use License” has the meaning set forth in Section 16.2.

“Project” has the meaning set forth in the recitals.

“Purchase Order” means a purchase order for Products in the Territory substantially in the form attached hereto as Exhibit B, such other form as either mutually acceptable to the Parties or used by Buyer and complying with the terms of the Agreement so long as Buyer sends the revised form to Seller in advance of its use.

“Release Conditions” means the following conditions: (i) there not being an Event of Default by Buyer under Section 10.1.1 that remains uncured; and (ii) the occurrence and continuation of a Trigger Event.

“Representative(s)” means the person or persons designated from time to time by each Party to act as their representative under Section 18.6 and as are initially listed in Exhibit I.

“Renewal Term” has the meaning set forth in Section 1.2.

“Required Lead Time” has the meaning set forth in Section 4.1.1(b).

“Rolling Forecast” means a report that includes: (a) the Rolling Forecast Period; (b) a summary of the types of Products that Buyer anticipates ordering and that will arrive at the Destination Points in each calendar month in the Rolling Forecast Period (by Product number), and the quantity of each such type of Products; and (c) the anticipated date on which Buyer intends to issue a Purchase Order for the first calendar month of the Rolling Forecast Period, provided that the foregoing does not obligate Buyer to submit a Purchase Order on such date.

“Rolling Forecast Period” means the three (3) month period covered by a Rolling Forecast beginning on the first day of the calendar month that is three (3) months following the calendar month in which the Rolling Forecast is issued by Buyer pursuant to Section 2.2. For purposes of example only, the Rolling Forecast Period for the Rolling Forecast issued by Buyer in January covers Products Buyer anticipates ordering for arrival at Destination Points in April, May and June.

“Rush Order” has the meaning set forth in Section 4.1.1(b).

“Scheduled Ship Date” means the date on which Seller shall cause delivery of the Products to the Delivery Point and tender the same to the Carrier, as set forth in an Order Acknowledgement provided by Seller pursuant to Section 2.1.3.

Schedule 1-4

“Seller” means has the meaning set forth in the preamble to this Agreement.

“Seller Indemnitees” has the meaning set forth in Section 8.6.

“Seller Lien” has the meaning set forth in Section 5.4.

***

“Seller-Related Persons” has the meaning set forth in Section 8.1.

“Seller Taxes” has the meaning set forth in Section 3.9.2.

“Seller’s Documentation” means user documentation (including user documentation with respect to the Enlighten service for certain Products) furnished to Buyer by Seller for distribution along with the Products.

“Seller’s Facility” means Seller’s warehouse, manufacturing or assembly facility located at Flextronics Global Services Milpitas, 890 Yosemite Dr., Dock S4/S5, Milpitas California, 95035, U.S.A..

“Shipment Protocol” has the meaning set forth in Section 5.1.6.

“Specifications” mean Seller’s specifications for each Product as set forth in Seller’s specifications sheet for such Product.

“Standards and Codes” means the following, as applicable to each Product: UL 1741; UL 60950-1; EN 60950-1; CSA22.2 No. 60950-1; IEC 60950-1; IEEE1547, FCC Part 15 Class B; ANSI C12.1, C12.10, C12.20, C37.90.1; and any other similar standards and codes compliance with which is either mandatory under applicable Law or standard for such type of equipment based on industry standards as such were in place at the time the Product was delivered to Buyer at the Delivery Point in the Territory.

“Supply Agreement” has the meaning set forth in the Recitals.

“System” means a solar photovoltaic system.

“Taxes” means all federal, state, or local income, property, license, privilege, sales, use, VAT, excise, gross receipts, or other taxes, duties, tariffs, and levies now or hereafter applicable to, measured by, or imposed upon or with respect to the manufacturing, purchase, sale or use of the Products sold under Purchase Orders or any other transactions contemplated by this Agreement, and which are levied or assessed under any applicable Law by any Governmental Authority.

“Term” has the meaning set forth in Section 1.2.

“Territory” means the United States of America.

“Trigger Event” means: (a) ***; or (b) ***; or (c) ***.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Schedule 1-1

“Unit Price” has the meaning set forth in Section 3.1.1.

“Warranty” means that certain Limited Microinverter Warranty or that certain Limited Envoy Warranty made by Seller relating to the Microinverters and Envoy, respectively, and attached hereto as Exhibit G.

“Warranty Period” has the meaning set forth in Section 7.1.

2. Rules of Interpretation. In this Agreement:

(a) The terms “herein,” “herewith” and “hereof” are references to this Agreement, taken as a whole.

(b) The term “includes” or “including” shall mean “including, without limitation”.

(c) References to a “Section,” “subsection,” “clause,” “Article” or “Exhibit” shall mean a Section, subsection, clause, Article or Exhibit of this Agreement, as the case may be, unless in any such case the context requires otherwise.

(d) All references to a given agreement, instrument or other document, or to any Law, Standard or Code, shall be a reference to such agreement, instrument or other document, or to such Law, Standard or Code, as modified, amended, supplemented and/or restated from time to time.

(e) Reference to a person or party includes its successors and permitted assigns.

(f) The singular shall include the plural and the masculine shall include the feminine and neuter, and vice versa.

(g) Where the words “required,” “approved,” “satisfactory,” “determined,” “acceptable,” “decision,” or words of like import are used in this Agreement, action by Buyer is indicated unless the context clearly indicates otherwise.

Schedule 1-1

EXHIBIT A

PRODUCTS AND UNIT PRICE

Model Number	Description	Y2014 Q2 Unit Price			Y2014 Q3 Unit Price			Y2014 Q4 Unit Price			Y2015 Q1 Unit Price			MOQ
Microinverters M215 – 20 Year Warranty
M215-60-2LL-S22*	Microinverter, 240 & 208Vac, for 60-cell modules, MC-style PV connector	$	*	**	$	*	**	$	*	**	$	*	**	1 Box x 12 Units
M215-60-2LL-S22-ZC*	Microinverter, 240 & 208Vac, for 60-cell modules, MC-style PV connector, ZEP Compatible	$	*	**	$	*	**	$	*	**	$	*	**	1 Box x 8 Units
	5 Year Warranty Upgrade	$	*	**	$	*	**	$	*	**	$	*	**
Communications Gateway
ENV-120-01 VM	Envoy Communications Gateway,120VAC, with Ethernet Bridge pair**	$	*	**	$	*	**	$	*	**	$	*	**	1 Box x 6 Units
RGM-MTR-01	Enphase-compatible GE i210+ Revenue Grade Meter (RGM) with integrated ZigBee wireless	$	*	**	$	*	**	$	*	**	$	*	**	1 Box x 4 Units
RGM-ZGB-01	ZigBee USB stick for Enphase Envoy communication with RGM	$	*	**	$	*	**	$	*	**	$	*	**	1 Box x 4 Units
***
	***	$	*	**	$	*	**	$	*	**	$	*	**
Cables—M215
ET10-240-BULK	240VAC Trunk Cable, 240 Connectors, Portrait	$	*	**	$	*	**	$	*	**	$	*	**	1 Box (240 Connectors)
ET17-240-BULK	240VAC Trunk Cable, 240 Connectors, Landscape	$	*	**	$	*	**	$	*	**	$	*	**	1 Box (240 Connectors)

*	M215 will be transitioned to an M215 with an integrated ground.
**	Enlighten is a non-cancellable, non-refundable service received with each purchase of an Envoy Communications Gateway. The Enlighten service will commence upon delivery of the Envoy and continue for the life of the Envoy. Buyer will have access to Enlighten and Enlighten API for the life of the Envoy, provided that the Envoy is connected to the Internet.
***	For example, in ***, Seller will invoice Buyer ***. The amount *** will be *** based on the *** when the purchase occurred to ensure that Buyer receives a ***. Invoices for *** would then be invoiced ***. The final invoice *** would be for the ***.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Exhibit A-1

Model Number	Description	Y2014 Q2 Unit Price		Y2014 Q3 Unit Price		Y2014 Q4 Unit Price		Y2015 Q1 Unit Price		MOQ
Accessories—M215
ET-TERM-10	Branch Terminator—(QTY 10 Units/Bag)	$	***	$	***	$	***	$	***	1 Box x 10 Bags
ET-DISC-05	Table Disconnect Tool—(QTY 5 Units/Bag)	$	***	$	***	$	***	$	***	1 Box x 20 Bags
ET-SEAL-10	Sealing Cap—(QTY 10 Units/Bag)	$	***	$	***	$	***	$	***	1 Box x 10 Bags
ET-SPLK-05	Engage Coupled—(QTY 5 Units/Bag)	$	***	$	***	$	***	$	***	1 Box x 5 Bags

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Exhibit A-2

EXHIBIT B

FORM OF PURCHASE ORDER

4931 North 300 West Provo UT 84604	Purchase Order No.: Date Issued: Delivery Month:

Vendor:	Buyer:

Enphase Energy 1420 N. McDowell Blvd. Petaluma, CA 94954 Attn:	VIVINT SOLAR Developer, LLC 4931 North 300 West Provo, UT 84604 Attn: VIVINT SOLAR SUPPLY CHAIN

Contract: Long Term Supply Agreement dated August     , 2014

All invoices must reference our Purchase Order Number in order to be paid.

Delivery Point		Payment Terms	Confirm With			Page
F.C.A. Seller’s Facility (INCOTERMS 2010)		Net ***				1
L/N	Seller’s Product Number	Description (Model Name)	U/M	Quantity	Unit Price	Ext. Price

Delivery Schedule for Products ordered under this Purchase Order is attached.

Seller’s Order Acknowledgement to list Scheduled Ship Dates to ensure arrival of Products at Destination Points in accordance with attached Delivery Schedule.

Destination Points may be modified pursuant to the Long Term Product Supply Agreement.

Product Subtotal
Trade Discount
Freight/Shipping Costs	At Seller’s cost as invoiced by Carriers
[Miscellaneous]
[Tax (Estimated)]
Total (excluding Shipping)

Authorized Signature

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Exhibit B

EXHIBIT C

[RESERVED]

Exhibit C

EXHIBIT D

SELLER’S WIRE INFORMATION

All payments by Buyer to Seller hereunder shall be made by wire transfer to the following account of Seller or such other account as Seller shall designate by written notice to Buyer from time-to-time:

***

ABA or Routing Number: ***

Account Number: ***

Credit To: Enphase Energy, Inc.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Exhibit D

EXHIBIT E

NON-DISCLOSURE AND NON-USE AGREEMENT

(NDA follows on next six (6) pages)

Exhibit E

EXHIBIT F

[RESERVED]

Exhibit F

EXHIBIT G

20-YEAR LIMITED MICROINVERTER WARRANTY

ENPHASE ENERGY M215 MICROINVERTER

20-YEAR LIMITED WARRANTY FOR

INSTALLATIONS IN NORTH AMERICA

Enphase Energy, Inc. (“Enphase”) has developed a highly reliable microinverter, designated as the M215 Series (“Microinverter”), that is designed to withstand normal operating conditions when used for its originally intended purpose in compliance with the Enphase User Manual made available with the originally shipped system. The Enphase limited warranty (“Limited Warranty”) covers defects in workmanship and materials of the Microinverter (“Defective Product”) for a period of twenty (20) years from the date of original purchase of such Microinverter at point of sale to the system owner (the “Warranty Holder”) at the originally-installed end user location (the “Warranty Period”). All Microinverters shall, at the time of delivery by Enphase to the original purchaser, will be new and unused and comply with all applicable laws, standards and codes in effect at such time.

During the Warranty Period, the Limited Warranty is transferable to a different owner (“Transferee”) as long as the Microinverter remains installed at the originally-installed end user location (“Original Location”).

During the Warranty Period, if Enphase establishes, through inspection, the existence of a defect that is covered by the Limited Warranty, Enphase will at its option, either (1) repair or replace the Defective Product free of charge, or (2) issue a credit or refund to the Warranty Holder of the system in an amount up to its actual value at the time the Warranty Holder notifies Enphase of the defect, as determined by Enphase.

If Enphase elects to repair or replace the Defective Product, Enphase will, at its option, use new and/or reconditioned parts in repairing or replacing the Defective Product. Enphase reserves the right to use parts or products of original or improved design in the repair or replacement of Defective Product. If Enphase repairs or replaces a Defective Product, the Limited Warranty continues on the repaired or replacement Microinverter for the remainder of the original Warranty Period or ninety (90) days from the date of Enphase’s return shipment of the repaired or replacement product, whichever is later. The Limited Warranty covers a replacement unit to replace the Defective Product, but does not include labor costs related to (1) un-installing the Defective Product or (ii) if applicable, re-installing a repaired or replacement product. To the extent applicable, the Limited Warranty also covers the costs of returning the Defective Product via Enphase’s RMA policy and procedure described further below, as well as shipping a repaired or replacement product from Enphase, via a non-expedited freight carrier selected by Enphase, to locations specified by the Warranty Holder of the Defective Product. The Limited Warranty does not cover, and Enphase will not be responsible for, shipping damage or damage caused by mishandling by the freight carrier and any such damage is the responsibility of the freight carrier.

Enphase Microinverters are designed to withstand normal operating conditions and typical wear and tear when used for their original intent and in compliance with the installation and operating instructions supplied with the Microinverter. The Limited Warranty does not apply to, and Enphase will not be responsible for, any defect in or damage to any Microinverter: (1) that has been misused, neglected, tampered with, altered, or otherwise

Exhibit G-1

damaged, either internally or externally; (2) that has been improperly installed, operated, handled or used, including use under conditions for which the Microinverter was not designed, use in an unsuitable environment, or use in a manner contrary to the Enphase User Manual (as supplied to the Warranty Holder) or applicable laws or regulations; (3) that has been subjected to fire, water, generalized corrosion, biological infestations, acts of nature, or input voltage that creates operating conditions beyond the maximum or minimum limits listed in the Microinverter specifications, including high input voltage from generators or lightning strikes; (4) that has been subjected to incidental or consequential damage caused by defects of other components of the solar system; or (5) if the original identification markings (including trademark or serial number) of such Microinverter have been defaced, altered, or removed. The Limited Warranty does not cover costs related to the removal, installation or troubleshooting of the Warranty Holder’s electrical systems. The Limited Warranty does not extend beyond the original cost of the Enphase Microinverter.

To obtain repair or replacement service, credit or refund (as applicable) under this Limited Warranty, the Warranty Holder must comply with the Return Merchandise Authorization Number (RMA) policy and procedure http://www.enphase.com/rma.

Enphase expressly reserves the right to novate or assign its rights and obligations under this Limited Warranty to a third party with the demonstrated expertise and requisite resources needed to effectively discharge the obligations hereunder.

THE LIMITED WARRANTY IS THE SOLE AND EXCLUSIVE WARRANTY GIVEN BY ENPHASE AND, WHERE PERMITTED BY LAW, IS MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF TITLE, QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OR WARRANTIES AS TO THE ACCURACY, SUFFICIENCY OR SUITABILITY OF ANY TECHNICAL OR OTHER INFORMATION PROVIDED IN MANUALS OR OTHER DOCUMENTATION. IN NO EVENT WILL ENPHASE BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES, COSTS OR EXPENSES HOWEVER ARISING, WHETHER IN CONTRACT OR TORT, INCLUDING WITHOUT LIMITATION ANY ECONOMIC LOSSES OF ANY KIND, ANY LOSS OR DAMAGE TO PROPERTY, OR ANY PERSONAL INJURY.

To the extent any implied warranties are required under applicable law to apply to the Microinverter, such implied warranties shall be limited in duration to the Warranty Period, to the extent permitted by applicable law. Some regions do not allow limitations or exclusions on implied warranties or on the duration of an implied warranty or on the limitation or exclusion of incidental or consequential damages, so the above limitation(s) or exclusion(s) may not apply. This Limited Warranty gives the Warranty Holder specific legal rights, and the Warranty Holder may have other rights that may vary from region to region.

Exhibit G-2

25-YEAR LIMITED MICROINVERTER WARRANTY

ENPHASE ENERGY M215 MICROINVERTER

25-YEAR LIMITED WARRANTY FOR

INSTALLATIONS IN NORTH AMERICA

Enphase Energy, Inc. (“Enphase”) has developed a highly reliable microinverter, designated as the M215 Series (“Microinverter”), that is designed to withstand normal operating conditions when used for its originally intended purpose in compliance with the Enphase User Manual made available with the originally shipped system. The Enphase limited warranty (“Limited Warranty”) covers defects in workmanship and materials of the Microinverter (“Defective Product”) for a period of twenty five (25) years from the date of original purchase of such Microinverter at point of sale to the system owner (the “Warranty Holder”) at the originally-installed end user location (the “Warranty Period”). All Microinverters shall, at the time of delivery by Enphase to the original purchaser, will be new and unused and comply with all applicable laws, standards and codes in effect at such time.

During the Warranty Period, the Limited Warranty is transferable to a different owner (“Transferee”) as long as the Microinverter remains installed at the originally-installed end user location (“Original Location”).

During the Warranty Period, if Enphase establishes, through inspection, the existence of a defect that is covered by the Limited Microinverter Warranty, Enphase will at its option, either (1) repair or replace the Defective Product free of charge, or (2) issue a credit or refund to the Warranty Holder in an amount up to its actual value at the time the Warranty Holder notifies Enphase of the defect, as determined by Enphase.

If Enphase elects to repair or replace the Defective Product, Enphase will, at its option, use new and/or reconditioned parts in repairing or replacing the Defective Product. Enphase reserves the right to use parts or products of original or improved design in the repair or replacement of Defective Product. If Enphase repairs or replaces a Defective Product, the Limited Warranty continues on the repaired or replacement Microinverter for the remainder of the original Warranty Period or ninety (90) days from the date of Enphase’s return shipment of the repaired or replacement product, whichever is later. The Limited Warranty covers a replacement unit to replace the Defective Product, but does not include labor costs related to (1) un-installing the Defective Product or (ii) if applicable, re-installing a repaired or replacement product. To the extent applicable, the Limited Warranty also covers the costs of returning the Defective Product via Enphase’s RMA policy and procedure described further below, as well as shipping a repaired or replacement product from Enphase, via a non-expedited freight carrier selected by Enphase, to locations specified by the Warranty Holder of the Defective Product. The Limited Warranty does not cover, and Enphase will not be responsible for, shipping damage or damage caused by mishandling by the freight carrier and any such damage is the responsibility of the freight carrier.

The Microinverters are designed to withstand normal operating conditions and typical wear and tear when used for their original intent and in compliance with the installation and operating instructions supplied with the Microinverter. The Limited Warranty does not apply to, and Enphase will not be responsible for, any defect in or damage to any Microinverter: (1) that has been misused, neglected, tampered with, altered, or otherwise damaged, either internally or externally; (2) that has been improperly installed, operated, handled or used, including use under conditions for which the Microinverter was not designed, use in an unsuitable environment,

Exhibit G-3

or use in a manner contrary to the Enphase User Manual (as supplied to the Warranty Holder) or applicable laws or regulations; (3) that has been subjected to fire, water, generalized corrosion, biological infestations, acts of nature, or input voltage that creates operating conditions beyond the maximum or minimum limits listed in the Microinverter specifications, including high input voltage from generators or lightning strikes; (4) that has been subjected to incidental or consequential damage caused by defects of other components of the solar system; or (5) if the original identification markings (including trademark or serial number) of such Microinverter have been defaced, altered, or removed. The Limited Warranty does not cover costs related to the removal, installation or troubleshooting of the Warranty Holder’s electrical systems. The Limited Warranty does not extend beyond the original cost of the Microinverter.

To obtain repair or replacement service, credit or refund (as applicable) under this Limited Warranty, the Warranty Holder must comply with the Return Merchandise Authorization Number (RMA) policy and procedure http://www.enphase.com/rma.

Enphase expressly reserves the right to novate or assign its rights and obligations under this Limited Warranty to a third party with the demonstrated expertise and requisite resources needed to effectively discharge the obligations hereunder.

THE LIMITED WARRANTY IS THE SOLE AND EXCLUSIVE WARRANTY GIVEN BY ENPHASE AND, WHERE PERMITTED BY LAW, IS MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF TITLE, QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OR WARRANTIES AS TO THE ACCURACY, SUFFICIENCY OR SUITABILITY OF ANY TECHNICAL OR OTHER INFORMATION PROVIDED IN MANUALS OR OTHER DOCUMENTATION. IN NO EVENT WILL ENPHASE BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES, COSTS OR EXPENSES HOWEVER ARISING, WHETHER IN CONTRACT OR TORT, INCLUDING WITHOUT LIMITATION ANY ECONOMIC LOSSES OF ANY KIND, ANY LOSS OR DAMAGE TO PROPERTY, OR ANY PERSONAL INJURY.

To the extent any implied warranties are required under applicable law to apply to the Microinverter, such implied warranties shall be limited in duration to the Warranty Period, to the extent permitted by applicable law. Some regions do not allow limitations or exclusions on implied warranties or on the duration of an implied warranty or on the limitation or exclusion of incidental or consequential damages, so the above limitation(s) or exclusion(s) may not apply. This Limited Warranty gives the Warranty Holder specific legal rights, and the Warranty Holder may have other rights that may vary from region to region.

Exhibit G-4

LIMITED ENVOY WARRANTY

ENPHASE ENERGY ENVOYTM COMMUNICATIONS GATEWAY 2-YEAR LIMITED

WARRANTY – FOR INSTALLATIONS IN NORTH AMERICA

Enphase Energy, Inc. (“Enphase”) has developed a highly reliable Envoy Communications Gateway (“Envoy”) that is designed to withstand normal operating conditions when used for its originally intended purpose in compliance with the Enphase User Manual made available with the originally shipped system. Enphase hereby represents and warrants that all Envoys shall be free of defects in workmanship, materials and design, shall meet the applicable Specification, shall comply with all applicable Laws, and shall be fit for its intended purpose (“Limited Envoy Warranty”). The Limited Envoy Warranty covers any failure of an Envoy that is defective or otherwise does not conform to the Limited Envoy Warranty (“Defective Product”) for a period of two (2) years from the date of original purchase of such Envoy at point of sale to system owner (the “Warranty Holder”) at the originally-installed end user location (the “Warranty Period”) in locations where we have approved our Envoy for installation as listed on our website at http://www.enphase.com/warranty.

During the Warranty Period, the Limited Envoy Warranty is transferable to a different owner (“Transferee”) as long as the Envoy remains installed at the originally-installed end user location (“Original Location”).

During the Warranty Period, if Enphase establishes, through inspection, the existence of a defect that is covered by the Limited Envoy Warranty, Enphase will, at its option, either (1) repair or replace the Defective Product free of charge, or (2) issue a credit or refund for the Defective Product to the Warranty Holder of the system in an amount up to its actual value at the time the Warranty Holder notifies Enphase of the defect, as determined by Enphase.

If Enphase elects to repair or replace the Defective Product, Enphase will, at its option, use new and/or reconditioned parts in repairing or replacing the Defective Product. Enphase reserves the right to use parts or products of original or improved design in the repair or replacement of Defective Product. If Enphase repairs or replaces a Defective Product, the Limited Envoy Warranty continues on the repaired or replacement product for the remainder of the original Warranty Period or ninety (90) days from the date of Enphase’s return shipment of the repaired or replacement product, whichever is later. The Limited Envoy Warranty covers a replacement unit to replace the Defective Product, but does not include labor costs related to (1) un-installing the Defective Product or (2) if applicable, re-installing a repaired or replacement product. To the extent applicable, the Limited Envoy Warranty also covers the costs of returning the Defective Product via Enphase’s RMA policy and procedure described further below, as well as shipping a repaired or replacement product from Enphase, via a non-expedited freight carrier selected by Enphase, to locations specified by the Warranty Holder of the Defective Product. The Limited Envoy Warranty does not cover, and Enphase will not be responsible for, shipping damage or damage caused by mishandling by the freight carrier and any such damage is the responsibility of the freight carrier.

Envoys are designed to withstand normal operating conditions and typical wear and tear when used for their original intent and in compliance with the installation and operating instructions supplied with the original equipment. The Limited Envoy Warranty does not apply to, and Enphase will not be responsible for, any defect in or damage to any Envoy: (1) that has been misused, neglected, tampered with, altered, or otherwise damaged, either internally or externally; (2) that has been improperly installed, operated, handled or used, including use

Exhibit G-5

under conditions for which the product was not designed, use in an unsuitable environment, or use in a manner contrary to the Enphase User Manual (as supplied to the Warranty Holder) or applicable laws or regulations; (3) that has been subjected to fire, water, generalized corrosion, biological infestations, acts of nature, or input voltage that creates operating conditions beyond the maximum or minimum limits listed in the Enphase Envoy specifications, including high input voltage from generators or lightning strikes; (4) that has been subjected to incidental or consequential damage caused by defects of other components of the solar system; or (5) if the original identification markings (including trademark or serial number) of such Envoy have been defaced, altered, or removed. This Limited Envoy Warranty does not cover cosmetic, technical or design defects, or shortcomings which do not materially influence or affect the energy production or degrade form, fit, or function of the Envoy. The Limited Envoy Warranty does not cover costs related to the removal, installation or troubleshooting of the Warranty Holder’s electrical systems. The Limited Envoy Warranty does not extend beyond the original cost of the Enphase Envoy.

To obtain repair or replacement service, credit or refund (as applicable) under this Limited Envoy Warranty, the Warranty Holder must comply with the Return Merchandise Authorization Number (RMA) policy and procedure http://www.enphase.com/rma.

THE LIMITED ENVOY WARRANTY IS THE SOLE AND EXCLUSIVE WARRANTY GIVEN BY ENPHASE AND, WHERE PERMITTED BY LAW, IS MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF TITLE, QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OR WARRANTIES AS TO THE ACCURACY, SUFFICIENCY OR SUITABILITY OF ANY TECHNICAL OR OTHER INFORMATION PROVIDED IN MANUALS OR OTHER DOCUMENTATION. IN NO EVENT WILL ENPHASE BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES, COSTS OR EXPENSES HOWEVER ARISING, WHETHER IN CONTRACT OR TORT, INCLUDING WITHOUT LIMITATION ANY ECONOMIC LOSSES OF ANY KIND, ANY LOSS OR DAMAGE TO PROPERTY, OR ANY PERSONAL INJURY.

To the extent any implied warranties are required under applicable law to apply to the Envoy, such implied warranties shall be limited in duration to the Warranty Period, to the extent permitted by applicable law. Some regions do not allow limitations or exclusions on implied warranties or on the duration of an implied warranty or on the limitation or exclusion of incidental or consequential damages, so the above limitation(s) or exclusion(s) may not apply. This Limited Envoy Warranty gives the Warranty Holder specific legal rights, and the Warranty Holder may have other rights that may vary from region to region.

Exhibit G-6

EXHIBIT H

INSURANCE

Seller will carry the following liability and property insurance and comply with the other insurance related requirements set out in this Exhibit H. Such insurance shall be with insurance companies having an A.M. Best Insurance financial strength and financial size rating category of A-VIII or better.

A. Workers’ Compensation and Employers’ Liability.

(i) Workers’ Compensation insurance or self-insurance, on a guaranteed cost basis as required by applicable Law, indicating compliance with any applicable labor codes, acts, laws or statutes, state or federal, where Seller performs work.

(ii) Employers’ Liability insurance shall not be less than $*** for injury or death each accident or for each illness or disease.

B. Commercial General Liability.

(i) Coverage shall be at least as broad as the Insurance Services Office (ISO) Commercial General Liability Coverage “occurrence” form.

(ii) The limit shall not be less than $*** each occurrence and not less than $*** annual General Aggregate with Products and Completed Operations coverage Aggregate of not less than $***.

C. Auto Liability.

(i) Coverage shall be at least as broad as the Insurance Services Office (ISO) Business Auto Coverage form covering Automobile Liability, codes 7 and 8, for all owned, hired and non-owned autos.

(ii) The limit shall not be less than $*** each accident.

D. Excess Liability Insurance.

(i) A policy of Excess or Umbrella Liability insurance for not less than $*** per occurrence and aggregate limit in excess of the Commercial General Liability, Auto Liability and Employers’ Liability insurance policies.

E. Professional Liability Insurance.

(i) Errors and Omissions Liability insurance appropriate to Seller’s profession. Coverage shall be for a professional error, act, or omission arising out of the scope of services shown in the Agreement and the Purchase Orders(s).

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Exhibit H-1

(ii) The limit shall not be less than $*** for each claim and not less than $*** aggregate.

F. Additional Insurance Provisions.

(i) Certificates of each renewal of insurance required hereunder shall also be delivered to Buyer promptly after each renewal.

(ii) All deductibles and self-insured retentions are the responsibility of Seller and Supply shall pay all premiums payable in respect to the insurance of Seller required hereunder.

(iii) Seller shall promptly notify Buyer of any claim relating to the Products under the product liability coverage pursuant to the Commercial General Liability insurance policies for an amount in excess of US$***.

(iv) All policies of liability insurance to be maintained by Seller shall also be written or endorsed to include the following:

(A) With respect to the Commercial General Liability, Auto Liability and Excess Liability insurance, Seller shall provide that the insurer waive any and all rights of subrogation or recovery which the insurer may have or acquire against Buyer, its Affiliates;

(B) With respect to the Commercial General Liability insurance, to provide for a severability of interest and cross liability clause;

(C) That the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by Seller;

(D) With the exception of the Worker’s Compensation, Professional Liability and Employer’s Liability insurance, to identify Buyer as additional insureds for their legal liability arising out of the operations of Seller; and

(E) Buyer shall have no liability for the payment of any premiums under the insurance required to be maintained by Seller hereunder.

***	Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Exhibit H-2

EXHIBIT I

NOTICES; REPRESENTATIVES

I. Parties’ official contacts for all Notices:

Buyer’s Contact Information

For Purchase Orders:

Brian Hollingsworth

Director of Supply Chain

4931 North 300 West

Provo, UT 84604

Brian.hollingsworth@vivintsolar.com

For Invoices:

Vivint Solar Accounts Payable

APSolar@vivintsolar.com

For all other notices:

Name: Brian Hollingsworth

Title: Director of Supply Chain

Address: 4931 North 300 West

Provo, UT 84604

Phone: (801) 229-6476

Email: Brian.hollingsworth@vivintsolar.com

With a copy to:

Vivint Solar Legal Department

Address: 4931 North 300 West

Provo, UT 84604

Fax: (801) 765-5746

Email: solarlegal@vivintsolar.com

Seller’s Contact Information

For Purchase Orders and Invoices:

Name: Adam Mahaffey

Title: Sales Operations Support Manager, Americas

Address: 1420 North McDowell Blvd., Petaluma, CA 94954

Exhibit I-1

Phone: (707) 763-4784

Fax: (707) 763-0784

Email: Adam.Mahaffey@enphaseenergy.com

For all other notices:

Name: Kris Sennesael

Title: Chief Financial Officer

Address: 1420 North McDowell Blvd., Petaluma, CA 94954

Phone: (707) 763-4784

Fax: (707) 763-0784

Email: ksennesael@enphaseenergy.com

With a copy to:

Enphase Energy, Inc. Legal Department

J. Taylor Browning

Address: 1420 N. McDowell Blvd.

Petaluma, CA 94954

Fax: (707) 795-5835

Email: tbrowning@enphaseenergy.com

II. Buyer and Seller Representatives (for day-to-day operations and other, non-official matters):

Buyer’s Representative

Name: Brian Hollingsworth

Title: Director of Supply Chain

Address: 4931 North 300 West

Provo, UT 84604

Phone: (801) 229-6476

Email: Brian.hollingsworth@vivintsolar.com

Seller’s Representative

Name: Adam Mahaffey

Title: Sales Operations Support Manager, Americas

Address: 1420 North McDowell Blvd., Petaluma, CA 94954

Phone: (707) 763-4784

Fax: (707) 763-0784

Email: Adam.Mahaffey@enphaseenergy.com

Exhibit I-2